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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Westpac Banking Corporation
(Exact name of registrant as specified in its charter)

Australia (State or other jurisdiction of incorporation or organization)	98-6008211 (I.R.S. Employer Identification No.)

275 Kent Street, Sydney NSW 2000
Australia
+61 2 9293-9270
(Address, including zip code and telephone number,
including area code, of registrant's principal executive offices)

Sean Crellin
Director—Corporate, Legal and Secretariat
Westpac Banking Corporation
575 Fifth Avenue, 39th Floor
New York, New York 10017-2422
(212) 551-1800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Matthew E. Kaplan, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)

Securities

Ordinary Shares

(1)
An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee.

PROSPECTUS

Westpac Banking Corporation

ABN 33 007 457 141

Securities

Ordinary Shares

        By this prospectus, we (acting through our head office or, with respect to the Securities (as defined herein), any of our branches) may offer from time to time the securities described in this prospectus separately or together in any combination.

        Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement or term sheet, none of the Securities will be listed on any securities exchange. The Ordinary Shares are currently listed on the Australian Securities Exchange, which we refer to as ASX, and the New Zealand Exchange, and American Depository Shares representing Ordinary Shares are currently listed on the New York Stock Exchange.

        The Securities issued by Westpac acting through one of its branches are nevertheless obligations of Westpac, and holders of those Securities will have claims against the assets of Westpac pursuant to the terms of the Securities, and are not limited to claims against the assets of the issuing branch.

        The Securities are not protected accounts or deposit liabilities for the purpose of the Banking Act of 1959 of Australia, which we refer to as the Australian Banking Act, or the financial claims scheme established under the Australian Banking Act, which we refer to as the Financial Claims Scheme, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, any compensation scheme of the Commonwealth of Australia, the United States or any other jurisdiction or any party.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2017.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we are registering each class of securities described in this prospectus, and we may sell the securities described in this prospectus alone or in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Information We File with the SEC". If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under "Where You Can Find More Information".

        No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "Group", "we", "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation ABN 33 007 457 141.

        All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to websites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such website does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this prospectus and the information incorporated by reference herein and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions and financial support to certain borrowers. We use words such as "will", "may", "expect", "intend", "seek",

"would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk", "aim" or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors, including, but not limited to, those described in our Annual Report on Form 20-F for the financial year ended September 30, 2016, which we refer to as the 2016 Form 20-F, and our U.S. Interim Financial Results Announcement for the half-year ended March 31, 2017 furnished to the Securities and Exchange Commission on Form 6-K dated May 9, 2017, as applicable, and the other documents incorporated by reference in this prospectus. These factors include:

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  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity, leverage and capital requirements;

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  regulatory investigations, litigation, fines, penalties, restrictions or other regulator imposed conditions;

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  the stability of Australian and international financial systems and disruptions to financial markets and any losses or business impacts we or our customers or counterparties may experience as a result;

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  market volatility, including uncertain conditions in funding, equity and asset markets;

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  adverse asset, credit or capital market conditions;

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  the conduct, behavior or practices of us or our staff;

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  changes to our credit ratings or the methodology used by credit rating agencies;

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  levels of inflation, interest rates, exchange rates and market and monetary fluctuations;

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  market liquidity and investor confidence;

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  changes in economic conditions, consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which we or our customers or counterparties conduct our or their operations and our ability to maintain or to increase market share, margins and fees, and control expenses;

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  the effects of competition in the geographic and business areas in which we conduct our operations;

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  information security breaches, including cyberattacks;

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  reliability and security of our technology and risks associated with changes to technology systems;

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  the timely development and acceptance of new products and services and the perceived overall value of these products and services by customers;

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  the effectiveness of our risk management policies, including our internal processes, systems and employees;

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  the incidence or severity of our insured events;

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  the occurrence of environmental change or external events in countries in which we or our customers or counterparties conduct our or their operations;

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  internal and external events which may adversely impact our reputation;

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  changes to the value of our intangible assets;

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  changes in political, social or economic conditions in any of the major markets in which we or our customers or counterparties operate;

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  the success of strategic decisions involving diversification or innovation, in addition to business expansion and integration of new businesses;

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  our ability to incur additional indebtedness and the limitations contained in the agreements governing such indebtedness; and

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  various other factors beyond our control.

        All forward-looking statements speak only as of the date made. We are under no obligation, and do not intend, to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise.

WESTPAC BANKING CORPORATION

        We are one of the four major banking organizations in Australia and one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including consumer, business and institutional banking and wealth management services.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand, Asia and in the Pacific region, and maintain branches and offices in some of the key financial centers around the world.

        We were founded in 1817 and were the first bank established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation following our merger with the Commercial Bank of Australia. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9293 9270.

        As at March 31, 2017, we had total assets of A$840 billion. Our market capitalization as of August 31, 2017, was approximately A$106 billion.

        Our operations comprise the following key customer-facing business divisions operating under multiple brands serving over 13 million customers.

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  Consumer Bank, which we refer to as CB, is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centers and automatic teller machines, which we refer to as ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB works in an integrated way with BT Financial Group (Australia), which we refer to as BTFG, and Westpac Institutional Bank, which we refer to as WIB, in the sales and service of select financial services and products, including in wealth and foreign exchange.

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  Business Bank, which we refer to as BB, is responsible for sales and service to micro, small-to-medium enterprise and commercial business customers for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with BTFG and WIB in the sales and service of select financial services and products, including corporate superannuation, foreign exchange and interest rate hedging.

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  BTFG is the Australian wealth management and insurance arm of the Group providing a broad range of associated services. BTFG's funds management operations include the manufacturing and distribution of investment, superannuation, retirement products, wealth administration platforms, private banking, margin lending and equities broking. BTFG's insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties for the manufacture of certain general insurance products as well as actively reinsuring its risk using external providers across all insurance classes. BTFG operates a range of wealth, funds management (including Ascalon, which is a boutique incubator of emerging fund managers) and financial advice brands and operates under the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance.

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  WIB delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in transactional banking, financial and debt capital markets, specialized capital and alternative investment solutions. Customers are supported throughout Australia as well as branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group's divisions in the provision of more complex financial needs, including across foreign exchange and fixed interest solutions.

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  Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand, and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand, while insurance and wealth products are provided under Westpac Life and BT brands, respectively. Westpac New Zealand also has its own infrastructure, including technology, operations and treasury.

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  Group Businesses include:

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  Treasury, which is responsible for the management of the Group's balance sheet, including wholesale funding, capital and management of liquidity. Treasury also manages the interest rate risk and foreign exchange risks inherent in the balance sheet, including managing the mismatch between Group assets and liabilities. Treasury's earnings are primarily sourced from managing the Group's balance sheet and interest rate risk (excluding Westpac New Zealand), within set risk limits;

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  Group Technology, which comprises functions responsible for technology strategy and architecture, infrastructure and operations, applications development and business integration; and

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  Core Support, which comprises functions performed centrally, including Australian banking operations, property services, strategy, finance, risk, compliance, legal and human resources.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.

        Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF THE SECURITIES

        The following discussion describes the general terms and conditions applicable to the Securities that we (acting through our head office or any of our branches) may offer. In addition to these general provisions, in connection with an investment in a particular series of the Securities, investors should review the description of the provisions and any risk factors applicable to that series of the Securities, including those described herein and in any applicable prospectus supplement or term sheet.

        The Securities will be issued under the indenture, dated as of September 7, 2017, between us and The Bank of New York Mellon, as the trustee, which we refer to as the indenture. The indenture provides that there may be more than one trustee, each with respect to one or more series of the Securities.

        Unless the context otherwise requires, references to "we", "us", "our" and "Westpac" in this description of the Securities refer only to the issuer of the Securities, which will be Westpac Banking Corporation ABN 33 007 457 141 or Westpac Banking Corporation acting through one of its branches, and do not include any of its subsidiaries.

        The Securities issued by Westpac acting through one of its branches are nevertheless obligations of Westpac, and holders of those Securities will have claims against the assets of Westpac pursuant to the terms of the Securities, and are not limited to claims against the assets of the issuing branch.

        We have summarized below certain terms of the indenture which we believe will be most important to your decision to invest in the Securities. You should keep in mind, however, that it is the indenture, and not this summary, which defines your rights as a holder of the Securities. There may be other provisions in the indenture which are also important to you. You should read the indenture for a full description of the terms of the Securities. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the indenture.

        The following description of the terms of the Securities sets forth certain general terms and provisions of the Securities to which any applicable prospectus supplement or term sheet may relate. The particular terms of the Securities offered by any applicable prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the Securities will be described in the applicable prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of the Securities, you should refer to both the applicable prospectus supplement or term sheet and to the following description.

        Certain defined terms used in the following description of the Securities have the meanings given to them in Section 4 "—Additional Provisions Applicable to the Securities—Definitions."

Ranking

        The Securities are subordinate and junior in right of payment to Westpac's Senior Creditors in the manner and to the extent described in Section 1.2 "—General—Status and Subordination of the Securities" and Section 1.3 "—General—Ranking in a Winding-Up" under "—Additional Provisions Applicable to the Securities".

        Under Section 13A(3) and Section 16 of the Australian Banking Act, and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.

        Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the Securities:

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  first, certain obligations of Westpac to the Australian Prudential Regulation Authority, which we refer to as APRA, (if any) arising under Division 2AA of Part II of the Australian Banking Act in respect of amounts payable by APRA to holders of protected accounts (as defined below) in connection with the Financial Claims Scheme established under the Australian Banking Act;

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  second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the Financial Claims Scheme;

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  third, Westpac's liabilities (if any) in Australia in relation to protected accounts that account-holders keep with Westpac;

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  fourth, Westpac's debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

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  fifth, Westpac's liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

        A "protected account" is either (a) an account where Westpac is required to pay the accountholder, on demand or at an agreed time, the net credit balance of the account, or (b) another account or financial product prescribed by regulation.

        Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A(3) of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.

        The Securities are not protected accounts or deposit liabilities for the purpose of the Australian Banking Act or the Financial Claims Scheme, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, any compensation scheme of the Commonwealth of Australia, the United States or any other jurisdiction or any party.

General Terms of the Securities

        Westpac may issue the Securities in one or more series pursuant to a supplemental indenture to the indenture, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the indenture.) The aggregate principal amount of the Securities that may be issued under the indenture is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of the Securities which may, subject to such terms being consistent and in compliance with the Prudential Standards in effect at the time of issuance of such Securities, include the following:

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  location of the issuing branch, if applicable;

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  title and aggregate principal amount;

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  any additional subordination provisions;

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  percentage(s) of principal amount at which such series of the Securities will be issued;

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  interest rate(s) or the method for determining the interest rate(s), including dates on which any interest rate may be reset and the method for resetting such interest rate;

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  dates on which interest is scheduled to be paid or the method for determining dates on which interest is scheduled to be paid;

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  the calculation agent, if any;

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  place(s) where principal and any interest will be payable;

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  any payment of additional amounts provisions that vary or add to those described herein;

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  any redemption or early repayment provisions, including any that vary or add to the definitions of Adverse Tax Event or Regulatory Event included herein;

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  any Conversion or Write-off provisions, that vary or add to those described herein, including whether such provisions are automatic, scheduled and/or optional;

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  authorized denominations;

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  any discount with which such series of the Securities will be issued;

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  whether such series of the Securities will be issued in the form of one or more global securities (whether in whole or in part);

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  identity of the depository for global securities;

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  whether a temporary security is to be issued with respect to such series of the Securities and whether any interest that is scheduled to be paid prior to the issuance of definitive Securities of such series will be credited to the account of the persons that may be paid such interest;

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  the terms upon which beneficial interests in a temporary global Security may be exchanged in whole or in part for beneficial interests in a definitive global Security or for definitive Securities and the terms upon which such exchanges may be made;

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  currency, currencies or currency units in which the purchase price for, the principal of and any interest on, such series of the Securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of the Securities can select the payment currency;

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  securities exchange(s) on which such series of the Securities will be listed, if any; and

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  additional terms not inconsistent with the provisions of the indenture.

        General information about US and Australian tax considerations is set out under "Taxation." Certain US federal income tax and Australian tax considerations applicable to any series of the Securities due to its particular terms, as well as tax considerations for the jurisdiction of any branch of Westpac outside of Australia if that branch is the issuer of the Securities of that series, will be described in the applicable prospectus supplement or term sheet.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the Securities will be issued in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of the indenture.) Subject to the limitations provided in the indenture and in the applicable prospectus supplement or term sheet, the Securities will be issued in registered form and may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of the indenture.)

        Westpac may issue the Securities of any series in definitive form or in the form of one or more global Securities (in whole or in part) as described below under "—Global Securities". Westpac may issue the Securities of a series at different times. In addition, Westpac may issue the Securities within a series with terms different from the terms of other Securities of that series. (Section 3.1(c) of the indenture.)

        Subject to applicable law and the conditions described under "—Redemption of the Securities" below, Westpac or any of its affiliates may at any time purchase or repurchase the Securities of any series in any manner and at any price, to the extent permitted by applicable laws and regulations and subject to APRA's prior written approval (which may or may not be given). The Securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the Securities for cancellation or may be resold.

Global Securities

        Westpac may issue the Securities of a series in the form of one or more global securities (in whole or in part) that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the definitive Securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Section 2.4 of the indenture.)

        The specific terms of the depository arrangement with respect to any of the Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security, to the extent it differs from the provisions discussed below, will be described in the applicable prospectus supplement or term sheet. We expect that the following provisions will generally apply to depository arrangements.

        Upon the issuance of a global security, the depository for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the definitive Securities represented by such global security to the accounts of persons that have accounts with such depository and will make adjustments to such amounts in the event of a Conversion or Write-off. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Securities or by us if such Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depository, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depository for a global security, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the definitive Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any of the Securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.

        Payments of principal of, and interest, if any, on the definitive Securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the Securities. None of Westpac, the trustee for the Securities, any paying agent, the registrar or any underwriter or agent for the Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests in the global security for the Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of the Securities or its nominee, upon receipt of any payment of principal or interest in respect of a permanent global security representing the Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the Securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants.

        If the depository for a series of the Securities notifies us at any time that it is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, Westpac will issue definitive Securities of that series in exchange for the global security or securities representing that series of the Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or term sheet relating to the Securities, determine not to have any of the Securities of a series represented by one or more global securities, and, in such event, will issue definitive Securities of that series in exchange for the global security or securities representing that series of the Securities. If definitive Securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the Securities registered in its name. Definitive Securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Additional Amounts

        The indenture provides that Westpac will pay all amounts that it is required to pay in respect of the Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of a Relevant Tax Jurisdiction (as defined below), unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the Securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Securities without such withholding or deduction. However, as described below, the indenture provides that, under certain circumstances, Westpac will not pay additional amounts.

        The indenture provides that Westpac will not pay additional amounts in respect of the Securities for or on account of:

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, a Relevant Tax Jurisdiction or otherwise had some connection with a Relevant Tax Jurisdiction other than merely holding such Securities, or receiving payments under such Securities;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Securities presented such Securities for payment in a Relevant Tax Jurisdiction, unless the holder was required to present such Securities for payment and they could not have been presented for payment anywhere else;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Securities presented such Securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such Securities for payment on any day during that 30-day period;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

  •
  any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the Securities complied with Westpac's request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such Securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

  •
  any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such Securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

  •
  any tax, duty, assessment or other governmental charge to, or to a third party on behalf of, a holder of the Securities, or any beneficial owner of any interest in, or rights in respect of, such Securities, upon, with respect to, or by reason of, such person being issued Ordinary Shares;

  •
  any tax, duty, assessment or other governmental charge arising under or in connection with Sections 1471 to 1474 of the US Internal Revenue Code of 1986, as amended, which we refer to as the Code, including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-US laws enacted with respect thereto, which we refer to as FATCA; or

  •
  any combination of the foregoing.

        In addition, the indenture provides that additional amounts will also not be payable by Westpac with respect to any payment on any Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of a Relevant Tax Jurisdiction, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such Securities.

        The term "Relevant Tax Jurisdiction" means Australia or any political subdivision or taxing authority thereof or therein and where Westpac is acting with respect to the Securities through a branch outside Australia, the jurisdiction in which the branch is located or any political subdivision or taxing authority thereof or therein. If, as a result of Westpac's consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the indenture and the Securities, the term Relevant Tax Jurisdiction shall also include the country in which such entity is organized or resident (or deemed resident for tax purposes) or any political subdivision or taxing authority thereof or therein.

        Westpac, and any other person to or through which any payment with respect to the Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Securities amounts required to be withheld or deducted under or in connection with FATCA, and holders and beneficial owners of such Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.

        (Section 12.8 of the indenture).

Redemption of the Securities

  General

        If the Securities of a series provide for redemption at Westpac's election (subject to APRA's prior written approval, which may or not be given), unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under "—Redemption for Taxation Reasons" and "—Redemption for Regulatory Reasons", Westpac may redeem the Securities of such series in whole or in part, and such redemption shall not be permitted earlier than the fifth anniversary of the issue date.

        Any redemption of the Securities of a series shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the Securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. In the case of Securities in global form, such Securities will be selected for redemption in accordance with the procedures of the depository. Notice of such redemption will be mailed to holders of the Securities of such series to their addresses as they appear on the register of the Securities of such series.

        Westpac may redeem the Securities of a series only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  (a)
  before or concurrently with such redemption, Westpac replaces such Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than such Securities and the replacement of such Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

  (b)
  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace such Securities.

        Holders should not expect that APRA's approval will be given for any redemption of the Securities.

        No holder of the Securities has the right to request redemption of their Securities at any time.

        (Sections 1.6, 13.1, 13.3 and 13.4 of the indenture.)

  Redemption for Taxation Reasons

        The indenture provides that if an Adverse Tax Event (as defined below) has occurred, Westpac may, subject to the conditions described below and provided that Westpac has obtained a supporting opinion of legal or tax advisers of recognized standing in the applicable Relevant Tax Jurisdiction, redeem all, but not less than all, of any series of the Securities at a redemption price equal to the

Outstanding Principal Amount of the Securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the Securities of such series for the period from and including the most recent interest payment date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition (as defined below) is not satisfied.

        An "Adverse Tax Event" shall, with respect to any of the Securities of a series, mean that, as a result of:

  (a)
  any amendment to, clarification of, or change (including any announcement of a change that will be introduced) in, the laws or treaties or any regulations affecting taxation in a Relevant Tax Jurisdiction;

  (b)
  any judicial decision, official pronouncement or action, published or private ruling, interpretative decision, regulatory procedure or policy, application of regulatory procedure or policy and any notice or announcement (including any notice or announcement of intent to adopt or make any of those things) affecting the taxation treatment of the Securities in a Relevant Tax Jurisdiction, which we refer to as an Administrative Action; or

  (c)
  any amendment to, clarification of, or change in, an Administrative Action that provides for a position that differs from the current generally accepted position,

in each case, by any legislative body, court, governmental authority (including, without limitation, a tax authority) or regulatory body in a Relevant Tax Jurisdiction, irrespective of the manner in which such amendment, clarification, change or Administrative Action is made known, which amendment, clarification, change or Administrative Action is effective, or is announced or made known, on or after the issue date and which on the issue date is not expected by Westpac to come into effect, there is a material risk that:

  (i)
  Westpac is or would be required to increase the amount of any interest scheduled to be paid on the Securities by payment of an additional amount in respect of any withholding tax and such an increase cannot be avoided within 60 days of such Adverse Tax Event by Westpac filing a form, making an election or taking some reasonable measure that in Westpac's sole judgment will not be adverse to Westpac and will involve no cost to Westpac that is material in the context of the Securities;

  (ii)
  Westpac is or would be no longer entitled to claim a deduction for any payments in respect of the Securities in computing its taxation liabilities in or relating to such Relevant Tax Jurisdiction or the amount of such deduction is or would be materially reduced; or

  (iii)
  any interest scheduled to be paid on the Securities is or would be a frankable dividend or distribution within the meaning of Division 202 of the Australian Tax Act.

        If, after the issue date, (A) as a result of a Branch Change Notice (as defined below), Westpac changes the branch through which it acts in respect of the Securities to another branch of Westpac in a jurisdiction different from the jurisdiction of the branch through which Westpac was acting immediately before such notice, the references to "issue date" in the preceding paragraph shall be deemed to be to the date the Branch Change Notice is given or (B) Westpac is merged into or consolidated with another entity or all or substantially all of Westpac's assets are sold or transferred to another entity and such entity assumes the obligations of Westpac under the indenture and the Securities (which we refer to as a "Relevant Transaction") and the home jurisdiction for tax purposes of such other entity is not Australia (or if such home jurisdiction has already become a jurisdiction other than Australia, is different to the jurisdiction which it is immediately prior to the Relevant Transaction), the references to "issue date" of the Securities of such series shall be deemed to be to the date the Relevant Transaction is completed, provided that, the issue date will not be so amended if the location of the branch through which the Securities are issued is unchanged as a result of the Relevant Transaction.

        Westpac may redeem the Securities of a series upon the occurrence of an Adverse Tax Event only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  (a)
  before or concurrently with such redemption, Westpac replaces such Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than such Securities and the replacement of such Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

  (b)
  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace such Securities.

        Holders should not expect that APRA's approval will be given for any redemption of the Securities.

        (Sections 13.1 and 13.8 of the indenture.)

  Redemption for Regulatory Reasons

        The indenture provides that if a Regulatory Event (as defined below) has occurred, Westpac may, subject to the conditions described below and provided that Westpac has obtained a supporting opinion of advisers of recognized standing in Australia or confirmation from APRA, redeem all, but not less than all, of any series of the Securities at a redemption price equal to the Outstanding Principal Amount of the Securities to be redeemed plus any unpaid interest on the Outstanding Principal Amount of the Securities of such series for the period from and including the most recent interest payment date to but excluding the date of redemption, except to the extent that Westpac has determined in its absolute discretion not to pay such interest or Westpac is obliged not to pay such interest because another Payment Condition (as defined below) is not satisfied.

        A "Regulatory Event" shall, with respect to any of the Securities of a series, mean that either:

  (a)
  as a result of any amendment to, clarification of or change (including any announcement of a change that will be introduced) in, any law or regulation or the Prudential Standards, or any official administrative pronouncement or action or judicial decision interpreting or applying such law, regulation or Prudential Standards, which amendment, clarification or change is effective, or pronouncement, action or judicial decision is announced, on or after the issue date of the Securities of such series; or

  (b)
  written confirmation is received from APRA after the issue date of the Securities of such series that,

Westpac is not or will not be entitled to treat all of the Securities as Additional Tier 1 Capital in whole, provided that, in each case, Westpac did not expect at the issue date of the Securities of such series that the matter giving rise to the Regulatory Event would occur.

        Westpac may redeem the Securities of a series upon the occurrence of a Regulatory Event only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given) and:

  (a)
  before or concurrently with such redemption, Westpac replaces such Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than such Securities and the replacement of such Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

  (b)
  Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace such Securities.

        Holders should not expect that APRA's approval will be given for any redemption of the Securities.

        (Sections 13.1 and 13.8 of the indenture.)

Other Provisions

        The indenture provides that the trustee, subject to the provisions of the Trust Indenture Act, will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 9.1(g) of the indenture.)

        The indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under the indenture. (Section 12.7 of the indenture.)

Modification of the Indenture

  General

        The indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

  •
  add to Westpac's covenants for the benefit of the holders of the Securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

  •
  add to or change any provisions of the indenture or any of the Securities to such extent as necessary to facilitate the issuance of the Securities, to facilitate the issuance of the Securities in global form, or to alter the terms of the Securities to align them with any Relevant Securities issued after the date of such Securities, provided that such alteration is not materially prejudicial to the interests of the holders of the Securities as a whole;

  •
  change or eliminate any provision of the indenture affecting only those Securities not yet issued or when there is no Security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  establish the form or terms of Securities;

  •
  provide for delivery of such supplemental indentures or the Securities of any series in or by means of any computerized, electronic or other medium, including without limitation by pdf or email;

  •
  evidence and provide for successor trustees and/or add to or change any provisions of the indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

  •
  maintain the qualification of the indenture under the Trust Indenture Act;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of the Securities of any series;

  •
  modify the subordination provisions thereof in a manner not adverse to the holders of the Securities of any series then outstanding; or

  •
  make any other change that does not adversely affect the interests of the holders of the Securities and is not otherwise prohibited. (Section 11.1 of the indenture.)

        In addition, no amendment to the terms and conditions of the indenture or a Security that at the time of such amendment qualifies as Additional Tier 1 Capital is permitted without the prior written consent of APRA if such amendment may affect the eligibility of the Security as Additional Tier 1 Capital as described in the Prudential Standards.

        Subject to receiving APRA's prior written approval, and without the approval of holders of the Securities, Westpac may, by notice to holders of the Securities, which we refer to as a Branch Change Notice, change the branch through which it acts in respect of the Securities to another branch of Westpac in any jurisdiction, including in Australia, with effect from the date specified in the notice. Westpac will not change the branch through which it acts in respect of the Securities to a branch in a jurisdiction where it would be illegal by the laws of that jurisdiction to have the Securities on issue or to perform its obligations in respect of the Securities. A holder of the Securities has no right to require Westpac to change the branch through which it acts in respect of the Securities to another branch of Westpac.

        The indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate Outstanding Principal Amount of the Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the Securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected Securities, among other things:

  •
  change the currency in which such Securities are payable;

  •
  change the date scheduled for any payment of Outstanding Principal Amount upon redemption of the Securities (subject to APRA's prior written approval, which may or may not be given), or interest, if any, on any Security;

  •
  other than in accordance with the terms of the Securities of that series, reduce the Outstanding Principal Amount of, or interest rate on, any Security of that series or change the methodology for determining any reset provisions relating to the interest rate on any Security of that series;

  •
  impair the right to institute suit for the enforcement of any payment on such Securities upon redemption;

  •
  reduce the percentage of the Outstanding Principal Amount of the Securities of that series whose holders must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency with respect to that series in accordance with the provisions of the indenture;

  •
  change with respect to that series any obligation to pay additional amounts;

  •
  modify with respect to that series the indenture provisions concerning modification of the indenture or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of the Securities;

  •
  modify with respect to that series any Conversion or Write-off provision (other than adjustments contemplated by the indenture);

  •
  modify with respect to that series the subordination provisions (other than adjustments contemplated by the indenture) thereof in a manner adverse to the holders of that series of the Securities then outstanding; or

  •
  shorten with respect to that series the period during which redemption of the Securities is not permitted or permit redemption during a period not previously permitted.

        (Section 11.2 of the indenture.)

        Any such consent given by the holder of a Security of a series shall be conclusive and binding upon such holder and all future holders of the Securities of such series and of any Securities of such series issued on registration thereof, the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such consent is made upon such Security.

        In addition, no amendment to the terms and conditions of a Security that at the time of such amendment qualifies as Additional Tier 1 Capital is permitted without the prior written consent of APRA if such amendment may affect the eligibility of the Security as Additional Tier 1 Capital as described in the Prudential Standards.

  Changes Requiring a Special Resolution

        Changes to or a waiver of the restrictions on Dividends, Buy Backs and Capital Reductions described in Section 1.6 "—General—Restrictions in the Case of Non-Payment of Interest" below under "—Additional Provisions Applicable to the Securities" may be made if approved by a Special Resolution.

  Satisfaction and Discharge of the Indenture

        The indenture shall generally cease to be of any further effect with respect to a series of the Securities when Westpac has delivered to the trustee for cancellation all of the Securities of that series. (Section 7.1 of the indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of the Securities entitled to give or take any action under the indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of the Securities on the record date. Also, unless otherwise specified in the applicable prospectus supplement or term sheet applicable to a series of the Securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of the indenture.)

Notice

        Notices to holders of the Securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a Security is registered as the owner thereof for all purposes.

        (Sections 1.6 and 3.8 of the indenture.)

Governing Law

        The indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, other than as required by mandatory provisions of law; except that the Trigger Event, Conversion, Write-off and subordination provisions contained in Articles IV (excluding Sections 4.6 and 4.7), V and VI of the indenture and any provisions in the indenture and the Securities which relate to, or define terms used in, such Articles, will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia. (Section 1.11 of the indenture.)

        The indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Security or the indenture, Westpac, to the extent permitted by applicable law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement.

        (Section 1.11 of the indenture.)

Consolidation, Merger or Sale of Assets

        The indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac's assets expressly assumes by supplemental indenture all of Westpac's obligations under the Securities and the indenture; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the indenture and the Securities and all such obligations of Westpac shall terminate.

        Notwithstanding the above, the terms and conditions of the indenture and the Securities shall not prevent Westpac from consolidating with or merging into any other person or conveying, transferring or leasing its properties and assets substantially as an entirety to any person, or from permitting any person to consolidate with or merge into Westpac or to convey, transfer or lease its properties and assets substantially as an entirety to Westpac where such consolidation, merger, transfer or lease is:

  •
  required by APRA (or any statutory manager or similar official appointed by it) under law and prudential regulation applicable in the Commonwealth of Australia (including, without limitation, the Australian Banking Act or the Financial Sector (Business Transfer and Group Restructure) Act 1999 of Australia, which terms, as used herein, include any amendments thereto, rules thereunder and any successor laws, amendments and rules)); or

  •
  determined by the board of directors of Westpac or by APRA (or any statutory manager or similar official appointed by it) to be necessary in order for Westpac to be managed in a sound and prudent manner or for Westpac or APRA (or any statutory manager or similar official appointed by it) to resolve any financial difficulties affecting Westpac, in each case in accordance with prudential regulation applicable in the Commonwealth of Australia.

        (Section 10.1 of the indenture.)

Concerning the Trustee

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee.

Consent to Service of Process

        In accordance with the provisions of the indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under such indenture or the Securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of the indenture.)

Additional Provisions Applicable to the Securities

1.     General

1.1   Acknowledgements

        The indenture provides that each holder of the Securities by its purchase or holding of a Security is deemed to acknowledge that:

  (a)
  Westpac intends that the Securities constitute Additional Tier 1 Capital and be able to absorb losses at the point of non-viability of Westpac or if Westpac does not meet certain capital adequacy requirements as described in the Prudential Standards;

  (b)
  Westpac's obligations in respect of the Securities are subordinated (and senior only to its obligation to holders of Ordinary Shares) as described in Section 1.2 below;

  (c)
  the Securities are perpetual and have no stated maturity date or other fixed redemption date; and

  (d)
  the Securities are subject to Conversion or Write-off as described below in Sections 2 and 3. There are two methods of loss absorption:

  (i)
  Conversion, subject to possible Write-off as described below in Section 2.2; or

  (ii)
  Write-off without Conversion as described below in Section 2.2.

        Unless the applicable prospectus supplement or term sheet specifies otherwise, the primary method of loss absorption will be Conversion, subject to possible Write-off as described below in Section 2.2.

        (Section 4.1 of the indenture.)

1.2   Status and Subordination of the Securities

        The indenture provides that:

  (a)
  holders of the Securities do not have any right to prove in a Winding-Up in Australia in respect of the Securities, except as described below in Section 1.3.

  (b)
  the Securities constitute direct and unsecured subordinated obligations of Westpac and will rank for payment in a Winding-Up in Australia as described below in Section 1.3.

  (c)
  the Securities will not constitute protected accounts or deposit liabilities of Westpac in Australia for the purposes of the Australian Banking Act.

        (Section 4.2 of the indenture.).

1.3   Ranking in a Winding-Up

        The indenture provides that, in a Winding-Up in Australia, Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off) will be redeemable at their Outstanding Principal Amount and that:

  (a)
  neither the trustee nor any holder of the Securities shall have any right or claim against Westpac in respect of the principal of or interest, if any, on the Securities, to the extent any such Securities have been Converted or Written-off; and

  (b)
  the rights and claims of the trustee or any holder of the Securities against Westpac to recover any Outstanding Principal Amount or interest, if any, in respect of the Securities that have not been Converted or Written-off shall:

  (i)
  be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors (including in respect of any entitlement to interest under section 563B of the Australian Corporations Act) and all such obligations to Senior Creditors shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of such Securities;

  (ii)
  rank equally with the obligations of Westpac to the holders of other Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments; and

  (iii)
  rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares.

        Unless and until Senior Creditors have been paid in full, neither the trustee nor any holder of the Securities will be entitled to claim in the Winding-Up in Australia in competition with Senior Creditors so as to diminish any payment which, but for that claim, Senior Creditors would have been entitled to receive.

        In a Winding-Up in Australia, the trustee and any holder of Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off) will only be entitled to prove for any sums payable in respect of the Securities as a liability which is subject to prior payment in full of Senior Creditors so that the holder receives, for each Security it holds, an amount equal to the amount it would have received if, in the Winding-Up, it had held an issued and fully paid Preference Share. Holders of the Securities waive in respect of any Security, to the fullest extent permitted by law, any right to prove in a Winding-Up in Australia as a creditor of Westpac ranking for payment in any other manner. Holders of the Securities shall not be entitled to place Westpac in administration or to seek the appointment of a receiver, receiver and manager, liquidator or provisional liquidator to Westpac. The trustee and any holder of Securities will have no further or other claim on Westpac in a Winding-Up other than the claim for the Outstanding Principal Amount and interest, if any, as described above, and in the case of the Trustee, its claims under Section 9.8.

        However, it is unlikely a Winding-Up of Westpac will occur without a Trigger Event having occurred first and the Securities being Converted or Written-off. In that event:

  •
  if the Securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

  •
  if the Securities are Written-off, all rights in relation to the Securities will be terminated, and holders will not be paid the Outstanding Principal Amount or receive interest or have the right to have the Securities Converted into Ordinary Shares. In such an event, a holder's investment in the Securities will lose all of its value and such holder will not receive any compensation.

        (Section 4.4 of the indenture.)

1.4   No Set-Off

        The indenture provides that neither Westpac nor the trustee or any holder of the Securities is entitled to set-off any amounts due in respect of the Securities held by the holder against any amount of any nature owed by Westpac to such holder or by such holder to Westpac.

        (Section 4.5 of the indenture.)

1.5   Non-Payment of Interest

        Payments of interest on the Securities are within the absolute discretion of Westpac and will be non-cumulative.

        The payment of any interest on the Securities is subject to:

  (a)
  Westpac's absolute discretion;

  (b)
  the interest payment not resulting in a breach of Westpac's capital requirements (on a Level 1 basis) or of the Group's capital requirements (on a Level 2 basis) under the then current Prudential Standards at the time of the interest payment;

  (c)
  the interest payment not resulting in Westpac becoming, or being likely to become, insolvent for the purposes of the Australian Corporations Act; and

  (d)
  APRA not otherwise objecting to the interest payment

((a) through (d) above, each referred to as a Payment Condition and, collectively, as the Payment Conditions).

        If all or any part of any interest payment is not paid because of this Section 1.5 or because of any applicable law: (i) Westpac will have no liability to pay the unpaid amount of interest; (ii) neither holders of the Securities nor any other person will have a claim (including, without limitation, in a Winding-Up) or entitlement in respect of such non-payment; (iii) such non-payment will not constitute a breach of any conditions in the indenture or the Securities, as described herein or in the applicable prospectus supplement or term sheet; (iv) such non-payment will not give any holder of the Securities or any other person a right to apply for a Winding-Up, to place Westpac in administration or to seek the appointment of a receiver, receiver and manager, liquidator or provisional liquidator to Westpac or exercise any remedies in respect of the Securities; and (v) such non-payment will not constitute an event of default under the indenture (the indenture does not contain any events of default). Neither holders of the Securities nor any other person shall have any rights to receive any additional interest or compensation as a result of such non-payment and any rights of holders of the Securities to receive interest on the Outstanding Principal Amount of such Securities shall terminate mandatorily and automatically upon Conversion or Write-off as described under Section 2 below.

        (Section 4.6 of the indenture.)

1.6   Restrictions in the Case of Non-Payment of Interest

  (a)
  Subject to Section 1.6(b) below, if for any reason an interest payment has not been paid in full on the relevant interest payment date, Westpac must not:

  (i)
  determine or pay any Dividends; or

  (ii)
  undertake any discretionary Buy Back or Capital Reduction,

    unless the amount of the unpaid interest payment is paid in full within 20 Business Days of the relevant interest payment date or:

    (iii)
    the Securities have been Converted, Written-off or redeemed;

    (iv)
    on a subsequent interest payment date, an interest payment for the subsequent interest period is paid in full; or

    (v)
    a Special Resolution of the holders of the Securities has been passed approving such action,

    and, in respect of the actions contemplated by paragraphs (iii), (iv) and (v) above, APRA does not otherwise object.

  (b)
  The restrictions in Section 1.6(a) above do not apply in connection with:

  (i)
  any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants of Westpac or any member of the Group; or

  (ii)
  Westpac or any of its controlled entities (within the meaning of Section 50AA of the Australian Corporations Act) purchasing shares in Westpac in connection with transactions for the account of customers of Westpac or any of its controlled entities (within the meaning of Section 50AA of the Australian Corporations Act) or in connection with the distribution or trading of shares in Westpac in the ordinary course of business (such distribution or trading of shares in the ordinary course of business is subject to the prior written approval of APRA); or

  (iii)
  to the extent that at the time an interest payment has not been paid on the relevant interest payment date, Westpac is legally obliged to pay on or after that date a Dividend or complete on or after that date a Buy Back or Capital Reduction.

        (Section 4.7 of the indenture.)

1.7   Clawback

        The indenture provides that each holder of the Securities by its purchase or holding of a Security is deemed to have irrevocably acknowledged and agreed that it or the trustee will pay or deliver to the liquidator any payment or asset, whether voluntary or in any other circumstances, received by such holder or the trustee from or on account of Westpac (including by way of credit, set-off or otherwise) or from any liquidator (or any provisional or other liquidator, receiver, manager or statutory manager of Westpac) in violation of the provisions described in Section 1.2.

        (Section 4.8 of the indenture.)

1.8   Other Provisions

        The indenture provides that each holder of the Securities by its purchase or holding of a Security is deemed to have irrevocably acknowledged and agreed:

  (a)
  that the provisions described in Sections 1.2 and 1.3 above constitute a debt subordination for the purposes of section 563C of the Australian Corporations Act;

  (b)
  without limiting its rights existing otherwise than as a holder of a Security, that it must not exercise its voting or other rights as an unsecured creditor in the Winding-Up of Westpac in any jurisdiction until after all Senior Creditors have been paid in full or otherwise to defeat, negate or in any way challenge the enforceability of the subordination provisions described in Sections 1.2 and 1.3 above;

  (c)
  that the debt subordination effected by the provisions described in Sections 1.2 and 1.3 above are not affected by any act or omission of Westpac or a Senior Creditor which might otherwise affect it at law or in equity; and

  (d)
  that it does not have, and waives to the maximum extent permitted by law, any entitlement to interest under section 563B of the Australian Corporations Act to the extent that a holder of a Preference Share would not be entitled to such interest.

        No consent of any Senior Creditor shall be required for any amendment of the provisions described in Sections 1.2 and 1.3 above in relation to any of the outstanding Securities.

        (Section 4.9 of the indenture.)

2.     Conversion or Write-off of the Securities

2.1   Trigger Events

        The indenture provides that if a Trigger Event occurs, Westpac must:

  (a)
  subject to the limitations described in Section 2.4 below, Convert; or

  (b)
  if the applicable prospectus supplement or term sheet for the Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion as described in Section 2.4 below, Write-off, such Securities or percentage of the Outstanding Principal Amount of each Security as determined in accordance with Section 2.2 and Section 3 below.

        A "Trigger Event" means a Capital Trigger Event or a Non-Viability Trigger Event.

        A "Capital Trigger Event" means that:

  (a)
  Westpac determines; or

  (b)
  APRA notifies Westpac in writing that it believes,

  that a Common Equity Capital Ratio is equal to or less than 5.125%. Westpac must immediately notify APRA in writing if Westpac makes a determination under paragraph (a) above.

        A "Non-Viability Trigger Event" occurs when APRA notifies Westpac in writing that it believes:

  (a)
  Conversion or Write-off of all or some of the Securities, or conversion, write-off or write-down of all or some Relevant Securities, is necessary because, without it, Westpac would become non-viable; or

  (b)
  a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable.

2.2   Conversion or Write-off Following a Trigger Event

  (a)
  The indenture provides that if a Trigger Event occurs, Westpac must, subject to the limitations described in Section 2.4 below, Convert, or if the applicable prospectus supplement or term sheet for the Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion as described in Section 2.4 below, Write-off:

    (i)
    in the case of a Capital Trigger Event, subject to the provisions described in Section 2.2(b) below, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security), such that the aggregate Outstanding Principal Amount of all of the Securities Converted or Written-off, together with the face value or outstanding principal amount of all other Relevant Securities converted, written-off or written-down as described in Section 2.2(b) below, is sufficient to increase each relevant Common Equity Capital Ratio of Westpac to above 5.125%, as determined by Westpac in consultation with APRA; or

    (ii)
    in the case of a Non-Viability Trigger Event under paragraph (a) of the definition of Non-Viability Trigger Event, subject to the provisions described in Section 2.2(b) below, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security), such that the aggregate Outstanding Principal Amount of all of the Securities Converted or Written-off, together with the face value or outstanding principal amount of all other Relevant Securities converted, written-off or written-down as described in Section 2.2(b) below, is equal to the aggregate face value or outstanding principal amount of Relevant Securities which APRA has notified Westpac must be converted, written-off or written-down (or, if APRA has not so notified Westpac, all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security) as is necessary to satisfy APRA that Westpac will no longer be non-viable); or

    (iii)
    in the case of a Non-Viability Trigger Event under paragraph (b) of the definition of Non-Viability Trigger Event, all of the Securities.

  (b)
  In determining the Securities, or percentage of the Outstanding Principal Amount of each Security, which must be Converted or Written-off as described in this Section 2.2, Westpac will:

  (i)
  first, convert, write-off or write-down an amount of the face value or outstanding principal amount of any other Relevant Securities whose terms require them to be converted, written-off or written-down, before Conversion or Write-off of the Securities; and

  (ii)
  second, if conversion, write-off or write-down of those Relevant Securities is not sufficient to satisfy the requirements of Section 2.2(a)(i) or Section 2.2(a)(ii) as applicable, Convert or Write-off (in the case of the Securities) and convert, write-off or write-down (in the case of any other Relevant Securities), on a pro-rata basis or in a manner that is otherwise, in Westpac's opinion, fair and reasonable, the Outstanding Principal Amount of each Security and the outstanding principal amount of all other Relevant Securities whose terms require or permit them to be converted, written-off or written-down in that manner (subject to such adjustments as Westpac may determine to take into account the effect on marketable parcels and the need to round to whole numbers of Ordinary Shares, the authorized denominations of any of the Securities or other Relevant Securities remaining on issue, and the need to effect the conversion, write-off or write-down immediately). If the currency of the principal amount of such Relevant Securities is not Australian Dollars, Westpac may for purposes of determining the amount of the principal amount to be converted, written-off or written-down, convert the principal amount to Australian Dollars at such rate of exchange as Westpac in good faith considers reasonable, but such determination will not impede the immediate Conversion or Write-off of the relevant Securities or percentage of the Outstanding Principal Amount of each Security (as the case may be).

  (c)
  If a Trigger Event occurs:

  (i)
  the Securities or the percentage of the Outstanding Principal Amount of each Security determined as described in Section 2.2(b) above shall be Converted or Written-off immediately upon the occurrence of the Trigger Event as described in this Section 2.2 and Section 3 below. The Conversion or Write-off will be irrevocable;

  (ii)
  Westpac is required to give notice to the trustee and holders of the affected Securities as described above under "—Notice" and ASX as soon as practicable that a Trigger Event has occurred and that Conversion or Write-off has occurred on the Trigger Event Date;

  (iii)
  the notice must specify:

  (A)
  the date on which Conversion or Write-off occurred as a result of a Capital Trigger Event or a Non-Viability Trigger Event, as applicable, which we refer to as the Trigger Event Date, and the Securities which were, or percentage of the Outstanding Principal Amount of each Security which was, Converted or, if the provisions described in Section 2.4 below are applicable, Written-off; and

  (B)
  details of the Relevant Securities converted, written-off or written-down as described in Section 2.2(b); and

  (iv)
  in the case of Conversion, the notice must specify the details of the Conversion process, including any details which were taken into account in relation to the effect on marketable parcels and whole numbers of Ordinary Shares, and the impact on any of the Securities outstanding.

    Westpac's failure to undertake any steps described in Sections 2.2(c)(ii) to (iv) above will not prevent, invalidate, delay or otherwise impede Conversion or Write-off.

        (Section 5.1 of the indenture.)

2.3   Automatic Conversion or Write-off Upon the Occurrence of a Trigger Event

        The indenture provides that if a Trigger Event has occurred and all or some of the Securities are (or a percentage of the Outstanding Principal Amount of each Security is) required to be Converted or Written-off in accordance with the provisions described in Section 2.2 above, then:

  (a)
  Conversion or Write-off of such Securities or percentage of the Outstanding Principal Amount of each Security will occur in accordance with the provisions described in Section 2.2 above and, if applicable, Section 2.4 below immediately upon the Trigger Event Date;

  (b)
  in the case of Conversion and subject to the provisions described in Section 3.10 below, each holder of a Security that has been Converted in whole or in part in accordance with the provisions described in Section 2.2 above will be entitled to (i) the Conversion Number of Ordinary Shares in respect of such Securities or the percentage of the Outstanding Principal Amount of each Security held by such holder so Converted determined in accordance with the provisions described in Section 3.1 below, and (ii) unless the Securities shall have been Converted or Written-off in full, to the Securities with an Outstanding Principal Amount equal to the aggregate of the remaining percentage of the Outstanding Principal Amount of each Security held by such holder, and Westpac will recognize the holder as having been issued the Conversion Number of Ordinary Shares in respect of such portion of Converted Securities for all purposes, in each case without the need for any further act or step by Westpac, the holder or any other person (and Westpac will, as soon as possible thereafter and without delay on its part, take any appropriate procedural steps to effect such Conversion, including updating the Ordinary Share register); and

  (c)
  a holder of the Securities has no further right or claim in respect of such Securities or percentage of the Outstanding Principal Amount of each Security so Converted or Written-off (including to payments of the Outstanding Principal Amount and any interest), except such holder's entitlement, if any, to the Securities which have not been required to be Converted or Written-off or the Securities representing the Outstanding Principal Amount of such Securities which have not been required to be Converted or Written-off and, in the case of Conversion, subject to the provisions described in Section 3.10, to the Conversion Number of Ordinary Shares issuable in accordance with the provisions described in Section 3.

        (Section 5.2 of the indenture.)

2.4   No Further Rights

        The indenture provides that if:

  (a)
  for any reason, Conversion of a Security (or a percentage of the Outstanding Principal Amount of each Security) required to be Converted under the provisions described in Section 2.2 above does not occur within five ASX Business Days after the Trigger Event Date; or

  (b)
  the applicable prospectus supplement or term sheet for the Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion in accordance with the provisions described in this Section 2.4, then:

  (c)
  the relevant rights and claims of holders of the Securities in relation to such Securities or the percentage of the Outstanding Principal Amount of such Securities to be Converted or Written-off (including to payments of interest and Outstanding Principal Amount and, in the case of Conversion, to be issued with the Conversion Number of Ordinary Shares in respect of such Securities or percentage of the Outstanding Principal Amount of each Security), are immediately and irrevocably written-off and terminated with effect on and from the Trigger Event Date, which we refer to as a Write-off; and

  (d)
  the Outstanding Principal Amount of such Securities shall be reduced on the Trigger Event Date by the Outstanding Principal Amount of the Securities to be Converted or Written-off, as determined in accordance with the provisions described in Sections 2.2(a) and (b) and any unpaid interest shall be correspondingly reduced.

        (Section 5.3 of the indenture.)

2.5   Consent to Receive Ordinary Shares and Other Acknowledgments

        The indenture provides that subject to any Write-off required in accordance with the provisions described in Section 2.4 above, each holder of the Securities by its purchase or holding thereof will be deemed to have irrevocably agreed that:

  (a)
  upon Conversion in accordance with the provisions described in this Section 2 and Section 3 below, it consents to becoming a holder of Ordinary Shares and agrees to be bound by the constitution of Westpac;

  (b)
  unless the provisions described in Section 3.10(b) below apply, it (or the Holder's Nominee on its behalf) is obliged to accept Ordinary Shares upon Conversion notwithstanding anything that might otherwise affect a Conversion of the Securities, including:

  (i)
  any change in the financial position of Westpac since the issue of the Securities;

  (ii)
  any disruption to the market or potential market for Ordinary Shares or capital markets generally; or

  (iii)
  any breach by Westpac of any obligation in connection with the Securities;

        (c)

    (i)
    Conversion is not subject to any conditions other than those expressly described in this Section 2 and Section 3 below;

    (ii)
    Conversion must occur immediately on the Trigger Event Date and Conversion may result in disruption or failures in trading or dealings in the Securities;

    (iii)
    it will not have any rights to vote in respect of any Conversion (whether as a holder of a Security or as a prospective holder of an Ordinary Share); and

    (iv)
    notwithstanding the provisions described in Section 3.9 below, Ordinary Shares issued on Conversion may not be quoted at the time of Conversion or at all;

  (d)
  where the provisions described in Section 2.4 above apply, no other conditions or events will affect the operation of such provisions and it will not have any rights to vote in respect of any Write-off under such provisions; and

  (e)
  it has no remedies on account of the failure of Westpac to issue Ordinary Shares in accordance with the provisions described in Section 3 below other than, subject to the provisions described in Section 2.4 above, to seek specific performance of Westpac's obligation to issue Ordinary Shares.

        (Section 5.4 of the indenture.)

2.6   Issue of Ordinary Shares of Successor Company

        The indenture provides that if Westpac shall cease to be the ultimate parent company of the Group and the successor company is an Approved Successor, the provisions described herein under "—Additional Provisions Applicable to the Securities" may be amended in accordance with the provisions described in Section 3.14 below.

        (Section 5.5 of the indenture.)

2.7   Scheduled Conversion

        Westpac may provide for the scheduled Conversion of the Securities of a series in the applicable prospectus supplement or term sheet for such series, provided always that scheduled Conversion must occur in accordance with the Prudential Standards. For the avoidance of doubt, if the applicable prospectus supplement or term sheet provides for scheduled Conversion, the conditions applying to scheduled Conversion as described and defined in the applicable prospectus supplement or term sheet will not apply to Conversion as a result of a Trigger Event.

        (Section 5.6 of the indenture.)

2.8   Conversion at the Option of Westpac

        Westpac may provide for the optional Conversion of the Securities of a series in the applicable prospectus supplement or term sheet for such series, provided always that optional Conversion must occur in accordance with the Prudential Standards. For the avoidance of doubt, if the applicable prospectus supplement or term sheet provides for optional Conversion, the restrictions applying to optional Conversion as described and defined in the applicable prospectus supplement or term sheet will not apply to Conversion as a result of a Trigger Event.

        (Section 5.7 of the indenture.)

2.9   No Conversion at the Option of Holders

        Holders of the Securities do not have a right to request Conversion of their Securities at any time.

        (Section 5.8 of the indenture.)

2.10 Priority of Early Conversion Obligations

        A Conversion or Write-off required because of a Trigger Event shall take place on the date, and in the manner, described herein or in the applicable prospectus supplement or term sheet, notwithstanding any other provision for Conversion, Write-off or redemption described herein or in the applicable prospectus supplement or term sheet.

        (Section 5.9 of the indenture.)

2.11 No Rights Before Conversion

        Before Conversion, a Security confers no rights on a holder of the Securities:

  (a)
  to vote at, or receive notices of, any meeting of shareholders (referred to as "members" under Westpac's constitution) of Westpac;

  (b)
  to subscribe for new securities or to participate in any bonus issues of securities of Westpac; or

  (c)
  to otherwise participate in the profits or property of Westpac,

except as otherwise disclosed herein or in an applicable prospectus supplement or term sheet.

        (Section 5.10 of the indenture.)

2.12 Trustee's Rights upon Conversion or Write-off

  (a)
  By its acquisition of the Securities, each holder of the Securities, to the extent permitted by law, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the Conversion or Write-off of the Securities other than for the trustee's gross negligence or wilful misconduct.

  (b)
  Holders of the Securities that acquire such Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the Conversion and Write-off of the Securities.

  (c)
  Westpac's obligation to indemnify and reimburse the trustee under the indenture shall survive Conversion and Write-off of the Securities.

  (d)
  Unless otherwise required by APRA, the rights, immunities, indemnities and protections of the trustee relating to the Conversion and Write-off of the Securities will not be amended, changed or modified without the trustee's written consent and any such amendment, change or modification will be made in an amendment or supplement to the indenture.

  (e)
  By its acquisition of the Securities, each holder of the Securities acknowledges and agrees that, upon Conversion or Write-off of the Securities, (i) the trustee shall not be required to take any further directions from such holder of the Securities either under the terms of the Securities or the indenture unless secured or indemnified to its satisfaction by such holder of the Securities, (ii) it may not direct the trustee to take any action whatsoever, including without limitation, any challenge to the Conversion or Write-off of the Securities or request to call a meeting or take any other action under the indenture in connection with the Conversion or Write-off of the Securities unless secured or indemnified to its satisfaction by such holder of the Securities and (iii) neither the indenture nor the Securities shall impose any duties upon the trustee whatsoever with respect to the Conversion or Write-off of the Securities. Notwithstanding the foregoing, if, following the Conversion or Write-off of the Securities, any of the Securities remain outstanding, then the trustee's duties under the indenture shall remain applicable with respect to the remaining outstanding Securities which have not been so Converted or Written-off.

  (Section 5.11 of the indenture.)

3.     Procedures for Conversion

3.1   Conversion

        On the Conversion Date, subject to the provisions described in Section 2.4 above and Section 3.10 below, the following provisions will apply:

  (a)
  Westpac will allot and issue to each holder of a Security the Conversion Number of Ordinary Shares for each Security. The Conversion Number is, subject always to the Conversion Number being no greater than the Maximum Conversion Number, either (x) the number specified in, or determined in accordance with the relevant provisions in, the applicable prospectus supplement or term sheet for the Securities of any series or, (y) if no Conversion Number and no such provisions are specified in any such prospectus supplement or term sheet, calculated according to the following formula:

Conversion Number for each Security	=	Outstanding Principal Amount of the Security (translated into
Australian Dollars in accordance with paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the Conversion Date)
P × VWAP

          where:

          "Outstanding Principal Amount" has the meaning given to it in Section 4 below, as adjusted in accordance with Section 3.13 below.

          "P" means the number specified in the applicable prospectus supplement or term sheet.

          "VWAP" means the VWAP during the VWAP Period.

          and where

          "Maximum Conversion Number" means a number calculated according to the following formula:

Maximum Conversion Number	=	Outstanding Principal Amount of the Security (translated into
Australian Dollars in accordance with paragraph (b) of the
definition of Outstanding Principal Amount where the calculation date shall be the ASX Business Day prior to the issue date of the
Securities of a series)
Relevant Percentage × Issue Date VWAP

          where:

          "Relevant Percentage" means the number specified in the applicable prospectus supplement or term sheet.

          "Outstanding Principal Amount" has the meaning given to it in Section 4 below, as adjusted in accordance with Section 3.13 below.

    If any of the Securities are Converted following a Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received may (in the case of a Capital Trigger Event) and is likely to (in the case of a Non-Viability Trigger Event) be significantly less than the Outstanding Principal Amount of those Securities. The Australian dollar may depreciate in value against the US dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.

  (b)
  Subject to the provisions described in Section 3.10 below, the rights of each holder of the Securities (including to payment of interest, if any, with respect to such Outstanding Principal Amount) in relation to each Security that is being Converted as determined in accordance with Section 2.2 above will be immediately and irrevocably written-off and terminated for an amount equal to the Outstanding Principal Amount of such Security to be Converted as determined in accordance with Section 2.2 above and Westpac will apply such Outstanding Principal Amount of each such Security to be so Converted to subscribe for the Ordinary Shares to be allotted and issued under Section 3.1(a) above. Each holder of a Security will be deemed to have irrevocably directed that any amount scheduled to be paid under the provisions described in this Section 3.1 is to be applied as described in this Section 3.1 without delay (notwithstanding any other terms and conditions described in this prospectus providing for payments to be delayed) and holders of the Securities do not have any right to payment in any other manner.

  (c)
  Any calculation under Section 3.1(a) above shall, unless the context requires otherwise, be rounded to four decimal places provided that if the total number of Ordinary Shares to be allotted and issued to a holder of the Securities in respect of such holder's aggregate holding of the Securities includes a fraction of an Ordinary Share, that fraction of an Ordinary Share will not be issued or delivered on Conversion.

  (Section 6.1 of the indenture.)

3.2   Adjustments to VWAP Generally

        For the purposes of calculating VWAP under the provisions described in Section 3.1 above:

  (a)
  where, on some or all of the ASX Business Days in the relevant VWAP Period, Ordinary Shares have been quoted on ASX as cum dividend or cum any other distribution or entitlement and the Securities will be Converted into Ordinary Shares after that date and those Ordinary Shares will no longer carry that dividend or that other distribution or entitlement, then the VWAP on the ASX Business Days on which those Ordinary Shares have been quoted cum dividend or cum any other distribution or entitlement will be reduced by an amount, which we refer to as Cum Value, equal to:

    (i)
    in the case of a dividend or other distribution, the amount of that dividend or other distribution including, if the dividend or distribution is franked, the amount that would be included in the assessable income of a recipient of the dividend or other distribution who is a natural person resident in Australia under the Australian Tax Act;

    (ii)
    in the case of any entitlement that is not a dividend or other distribution for which adjustment is made under the provisions described in Section 3.2(a)(i) above which is traded on ASX on any of those ASX Business Days, the volume weighted average price of all such entitlements sold on ASX during the VWAP Period on the ASX Business Days on which those entitlements were traded (excluding trades of the kind that would be excluded in determining VWAP under the definition of that term); or

    (iii)
    in the case of any entitlements for which adjustment is not made under the provisions described in Section 3.2(a)(i) or (ii), the value of the entitlement as reasonably determined by Westpac; and

  (b)
  where, on some or all of the ASX Business Days in the VWAP Period, Ordinary Shares have been quoted as ex dividend or ex any other distribution or entitlement, and the Securities will be Converted into Ordinary Shares which would be entitled to receive the relevant dividend, distribution or entitlement, the VWAP on the ASX Business Days on which those Ordinary Shares have been quoted ex dividend or ex any other distribution or entitlement will be increased by the Cum Value.

  (Section 6.2 of the indenture.)

3.3   Adjustments to VWAP for Capital Reconstruction

  (a)
  Where during the relevant VWAP Period there is a change to the number of Ordinary Shares on issue because the Ordinary Shares are reconstructed, consolidated, divided or reclassified (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), which we refer to as a Reclassification, into a lesser or greater number, the daily VWAP for each day in the VWAP Period which falls before the date on which trading in Ordinary Shares is conducted on a post Reclassification basis shall be adjusted by multiplying such daily VWAP by the following formula:

     A
     B

    where:

    "A" means the aggregate number of Ordinary Shares immediately before the Reclassification; and

    "B" means the aggregate number of Ordinary Shares immediately after the Reclassification.

  (b)
  Any adjustment made by Westpac in accordance with the provisions described in Section 3.3(a) above will be effective and binding on holders of the Securities.

  (Section 6.3 of the indenture.)

3.4   Adjustments to Issue Date VWAP Generally

        For the purposes of determining the Issue Date VWAP as described in Section 3.1 above, adjustments will be made as described in Sections 3.2 and 3.3 above during the period in which the Issue Date VWAP is determined. On and from the issue date, adjustments to the Issue Date VWAP:

  (a)
  may be made by Westpac in accordance with the provisions described in Sections 3.5 to 3.7 below (inclusive);

  (b)
  if so made, will be effective and binding on holders; and

  (c)
  if adjustments are made in accordance with Sections 3.5 to 3.7 below (inclusive), such adjustments will correspondingly affect the application of the conditions for scheduled Conversion and restrictions for optional Conversion as such conditions and restrictions may be described and defined in the applicable prospectus supplement or term sheet and cause an adjustment to the Maximum Conversion Number.

  (Section 6.4 of the indenture.)

3.5   Adjustments to Issue Date VWAP for Bonus Issues

        The indenture provides that:

  (a)
  Subject to the provisions described in Sections 3.5(b) and 3.5(c) below, if Westpac makes a pro rata bonus issue of Ordinary Shares to holders of Ordinary Shares generally (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), the Issue Date VWAP will be adjusted immediately in accordance with the following formula:

    V = Vo × RD / (RD +RN)

    where:

    "V" means the Issue Date VWAP applying immediately after the application of this formula;

    "Vo" means the Issue Date VWAP applying immediately prior to the application of this formula;

    "RD" means the number of Ordinary Shares on issue immediately prior to the allotment of new Ordinary Shares pursuant to the bonus issue; and

    "RN" means the number of Ordinary Shares issued pursuant to the bonus issue.

  (b)
  The adjustment described in Section 3.5(a) above does not apply to Ordinary Shares issued as part of a bonus share plan, employee or executive share plan, executive option plan, share top up plan, share purchase plan or a dividend reinvestment plan.

  (c)
  For the purpose of this Section 3.5, an issue will be regarded as a bonus issue notwithstanding that Westpac does not make offers to some or all holders of Ordinary Shares with registered addresses outside Australia, provided that in so doing Westpac is not in contravention of the ASX Listing Rules.

  (d)
  No adjustments to the Issue Date VWAP will be made under this Section 3.5 for any offer of Ordinary Shares not covered by Section 3.5(a) above, including a rights issue or other essentially pro rata issues.

  (e)
  The fact that no adjustment is made for an issue of Ordinary Shares except as covered by Section 3.5(a) above shall not in any way restrict Westpac from issuing Ordinary Shares at any time on such terms as it sees fit nor require any consent or concurrence of any holders of the Securities.

  (f)
  Any adjustment made by Westpac in accordance with Section 3.5(a) above will be effective and binding on holders of the Securities.

  (Section 6.5 of the indenture.)

3.6   Adjustments to Issue Date VWAP for Capital Reconstruction

  (a)
  The indenture provides that if, at any time after the issue date of the Securities of a series, there is a change to the number of Ordinary Shares on issue because of a Reclassification (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares) into a lesser or greater number, the Issue Date VWAP will be adjusted by multiplying the Issue Date VWAP applicable on the ASX Business Day immediately before the date of any such Reclassification by the following formula:

     A
     B

    where:

    "A" means the aggregate number of Ordinary Shares on issue immediately before the Reclassification; and

    "B" means the aggregate number of Ordinary Shares on issue immediately after the Reclassification.

  (b)
  Any adjustment made by Westpac in accordance with Section 3.6(a) above will be effective and binding on holders of the Securities.

  (c)
  Each holder of the Securities acknowledges that Westpac may, consolidate, divide or reclassify Ordinary Shares so that there is a lesser or greater number of Ordinary Shares at any time in its absolute discretion without any such action requiring any consent or concurrence of any holders of the Securities.

  (Section 6.6 of the indenture.)

3.7   No Adjustment to Issue Date VWAP in Certain Circumstances

        Notwithstanding the provisions described in Section 3.5 above, no adjustment will be made to the Issue Date VWAP where such adjustment (expressed in Australian Dollars and cents and rounded to the nearest whole cent with A$0.005 being rounded upwards) would be less than one per cent of the Issue Date VWAP then in effect.

  (Section 6.7 of the indenture.)

3.8   Announcement of Adjustment to Issue Date VWAP

        Westpac will notify any adjustment to the Issue Date VWAP made as described above to ASX and to the trustee and to the holders of the Securities as described above under "—Notice" within 10 ASX Business Days of Westpac determining the adjustment and the adjustment will be final and binding.

  (Section 6.8 of the indenture.)

3.9   Status and Listing of Ordinary Shares

  (a)
  Ordinary Shares issued or arising from Conversion will rank equally with, and will have the same rights as, all other fully paid Ordinary Shares provided that the rights attaching to the Ordinary Shares issued or arising from Conversion do not take effect until 5.00pm (Sydney time) on the Conversion Date (or such other time as required by APRA). The holders of the Securities agree not to trade Ordinary Shares issued upon Conversion (except as permitted by the Australian Corporations Act, other applicable laws, the ASX Listing Rules or any listing rules of any applicable Recognized Exchange) until Westpac has taken such steps as are required by the Australian Corporations Act, other applicable laws, the ASX Listing Rules or any listing rules of any applicable Recognized Exchange, for the Ordinary Shares to be freely tradable without further disclosure or other action and agree to allow Westpac to impose a holding lock or to refuse to register a transfer in respect of Ordinary Shares until such time.

  (b)
  Westpac will use all reasonable endeavors to list the Ordinary Shares issued on Conversion of the Securities on ASX and to take all such actions necessary for the Ordinary Shares so issued to become freely tradable without further disclosure or other action as referred to in Section 3.9(a) above.

  (Section 6.9 of the indenture.)

3.10 Conversion; Receipt of Ordinary Shares; Where the Holder of the Securities Does Not Wish to Receive Ordinary Shares; Holders' Nominee

  (a)
  Where some or all of the Securities of a series (or a percentage of the Outstanding Principal Amount of a Security) are required to be Converted pursuant to the terms described in Section 2.2, a holder of the Securities or portion thereof that are subject to Conversion wishing to receive Ordinary Shares must, no later than the Trigger Event Date (or, in the case where Section 3.10(b)(vii) below applies, within 30 days of the date on which Ordinary Shares are issued upon such Conversion), have provided to Westpac or (if then appointed) the Holders' Nominee (as defined below) a notice setting out:

  (i)
  its name and address (or the name and address of any person in whose name it directs the Ordinary Shares to be issued) for entry into any register of title and receipt of any certificate or holding statement in respect of any Ordinary Shares;

  (ii)
  the security account details of such holder of the Securities in the Clearing House Electronic Subregister System of Australia, operated by ASX or its affiliates or successors, which we refer to as CHESS, or such other account to which the Ordinary Shares may be credited; and

  (iii)
  such other information as is reasonably requested by Westpac for the purposes of enabling it to issue the Ordinary Shares to the holder of the Securities.

    Westpac shall have no duty to seek or obtain from any such holder of the Securities any of the information required to be submitted as described in this Section 3.10(a).

  (b)
  If a Security or a portion thereof is required to be Converted and:

  (i)
  the holder of the Security has notified Westpac that it does not wish to receive Ordinary Shares as a result of the Conversion (whether entirely or to the extent specified in the notice), which notice may be given at any time on or after the issue date and no less than 15 Business Days prior to the Trigger Event Date;

  (ii)
  the Security is held by a Foreign Holder or an Ineligible Holder;

  (iii)
  the holder of that Security is a Clearing System Holder;

    (iv)
    for any reason (whether or not due to the fault of the holder of the Security) Westpac has not received the information required by Section 3.10(a) above prior to the Trigger Event Date and the lack of such information would prevent Westpac from issuing the Ordinary Shares to the holder of the Security on the Trigger Event Date; or

    (v)
    a FATCA Withholding is required to be made in respect of the Ordinary Shares issued upon Conversion,

    then, on the Trigger Event Date:

    (vi)
    where Sections 3.10(b)(i) or 3.10(b)(ii) above apply, Westpac shall issue the Ordinary Shares to the holder of the Security only to the extent (if at all) that:

    (A)
    where Section 3.10(b)(i) above applies, the holder of the Security has subsequently notified Westpac that it wishes to receive them (provided that Westpac shall have no obligation to comply with any notification received after the Trigger Event Date); and

    (B)
    where Section 3.10(b)(ii) above applies, Westpac is satisfied that the laws of both the Commonwealth of Australia and the Foreign Holder's country of residence permit the unconditional issue of Ordinary Shares to the Foreign Holder or the laws of the country in respect of which the holder would otherwise be an Ineligible Holder will be complied with in respect of the issue of Ordinary Shares to the Ineligible Holder (but as to which, in either case, Westpac is not bound to enquire and any decision is in its sole discretion), and to the extent Westpac is not required to issue Ordinary Shares directly to the holder of the Security, Westpac will issue the balance of the Ordinary Shares to the Holders' Nominee in accordance with Section 3.10(b)(vii) below;

    (vii)
    otherwise, subject to applicable law, Westpac will issue the balance of Ordinary Shares in respect of the holder of the Security to a competent nominee (which may not be Westpac or any of its Related Entities), which we refer to as the "Holders' Nominee," and will promptly notify such holder of the Security of the name of and contact information for the Holders' Nominee and the number of Ordinary Shares issued to the Holders' Nominee on its behalf and, subject to applicable law and:

    (A)
    subject to Section 3.10(b)(vii)(B) below, the Holders' Nominee will as soon as reasonably possible and no later than 35 days after issue of the Ordinary Shares sell those Ordinary Shares and pay a cash amount equal to the net proceeds received, after deducting any applicable brokerage fees, stamp duty and other taxes (including, without limitation, FATCA Withholding) and charges, to the holder of the Security, in each case arising in connection with the issuance or sale of such Ordinary Shares, and each Holders' Nominee shall use the proceeds from such sale to pay any such fees, duties, taxes, charges and any FATCA Withholding arising in connection with such issuance or sale; and

    (B)
    where Sections 3.10(b)(iii) or 3.10(b)(iv) above apply, the Holders' Nominee will hold such Ordinary Shares and will transfer Ordinary Shares to such holder of the Securities (or, where Section 3.10(b)(iii) above applies, the person for whom the Clearing System Holder holds the Securities) promptly after such person provides the Holders' Nominee with the information required to be provided by such holder of the Securities (as if a reference to Westpac is a reference to the Holders' Nominee and a reference to the issue of Ordinary Shares is a reference to the transfer of Ordinary Shares) but only where such information is provided to the Holders' Nominee within 30 days of the date on which Ordinary Shares are issued to the

        Holders' Nominee upon Conversion of such Securities and, where such holder of the Securities fails to provide the Holders' Nominee with the information required to be provided by such holder of the Securities, the Holders' Nominee will sell the Ordinary Shares and pay the proceeds to such person in accordance with Section 3.10(b)(vii)(A) above;

    (viii)
    nothing in this Section 3.10(b) shall affect the Conversion of the Securities of a holder of the Securities who is not a person to which any of Sections 3.10(b)(i) to 3.10(b)(v) above (inclusive) described in this Section 3.10 applies; and

    (ix)
    for the purpose of this Section 3.10(b), neither Westpac nor the Holders' Nominee will owe any obligations or duties to the holders of the Securities in relation to the price at which Ordinary Shares are sold or will have any liability for any loss suffered by a holder of the Securities as a result of the sale of Ordinary Shares.

  (c)
  Subject to Section 2.4 if, in respect of a Conversion of the Securities where Section 3.10(b)(vii) applies, Westpac fails to issue the Conversion Number of Ordinary Shares in respect of the Securities or percentage of the relevant Outstanding Principal Amount of such Securities on the Trigger Event Date to any Holders' Nominee, a holder of the Securities has no further right or claim in respect of such Securities or the relevant portion thereof that is subject to Conversion except such holder's entitlement to the Ordinary Shares issued upon Conversion to the Holders' Nominee and to receive the Ordinary Shares or the proceeds from their sale pursuant to Section 3.10(b) above, and such holder has no remedies on account of Westpac's failure to issue Ordinary Shares other than as is provided in Section 2.5(e) above. For the avoidance of doubt, if in respect of a Conversion of the Securities where Section 3.10(b)(vii) applies, a Write-off occurs under Section 2.4, a holder of the Securities has no further right or claim in respect of such Securities or the relevant portion thereof that is subject to Conversion (including that such holder has no entitlement to Ordinary Shares nor any right to seek specific performance of Westpac's obligation to issue Ordinary Shares as is provided in Section 2.5(e) above).

  (Section 6.10 of the indenture.)

3.11 Conversion or Write-off if Amounts Not Paid

        Conversion or Write-off may occur even if an amount shall not have been paid to a holder of the Securities due to Westpac's inability to satisfy the Payment Conditions described in Section 1.5 above.

  (Section 6.11 of the indenture.)

3.12 Conversion or Write-off After Winding-Up Commences

        If an order is made by a court, or an effective resolution is passed, for a Winding-Up, and a Trigger Event occurs, then Conversion or Write-off shall occur (subject to the provisions described in Section 2.4 above) in accordance with the provisions described in Sections 2.2 and 2.3 above.

  (Section 6.12 of the indenture.)

3.13 Conversion or Write-off of a Percentage of Outstanding Principal Amount

        If in accordance with the provisions described in Section 2.2 above, a percentage of the Outstanding Principal Amount of each Security of a series is required to be Converted or Written-off upon the occurrence of a Trigger Event, then the provisions described in Section 3 will apply to the Conversion or Write-off as if references to the Outstanding Principal Amount of each Security were references to the relevant percentage of the Outstanding Principal Amount of each Security to be Converted or Written-off.

  (Section 6.13 of the indenture.)

3.14 Amendment of Terms and Conditions Relating to Conversion for Approved Successor

  The indenture provides that:

  (a)
  If:

  (i)
  it is proposed that Westpac be replaced as the ultimate parent company of the Group by an Approved Successor, which we refer to as the Replacement; and

  (ii)
  the Approved Successor agrees to expressly assume, by supplemental indenture to the indenture, Westpac's obligations in respect of the Securities for the benefit of holders of the Securities under which it agrees (among other things):

  (A)
  to deliver fully paid ordinary shares in the capital of the Approved Successor, which we refer to as Approved Successor Shares, under all circumstances when Westpac would have otherwise been obliged to deliver Ordinary Shares on a Conversion, subject to the same terms and conditions described in this prospectus, as amended in accordance with the provisions described in this Section 3.14; and

  (B)
  to use all reasonable endeavors and furnish all such documents, information and undertakings as may be reasonably necessary in order to procure quotation of the Approved Successor Shares issued under the terms and conditions described in this prospectus on the stock exchanges on which the other Approved Successor Shares are quoted at the time of a Conversion,

    Westpac may, with APRA's prior written approval, but without the authority, assent or approval of holders of the Securities, give a notice, which we refer to as an Approved Replacement Notice, to holders of the Securities as described above under "—Notice" (which, if given, must be given as soon as practicable before the Replacement and in any event no later than 10 ASX Business Days before the Replacement occurs).

  (b)
  An Approved Replacement Notice must specify the amendments to the terms and conditions of the Securities which will be made in accordance with the provisions described in this Section 3.14, being those amendments which in Westpac's reasonable opinion are necessary, expedient or appropriate to effect the substitution of the Approved Successor as the debtor in respect of the Securities and the issuer of ordinary shares on Conversion (including such amendments as are necessary, expedient or appropriate for the purposes of complying with the provisions of Chapter 2L of the Australian Corporations Act where the Approved Successor is not an authorized deposit-taking institution under the Australian Banking Act) or which are necessary, expedient or convenient in relation to taxes where the Approved Successor is incorporated outside Australia.

  (c)
  An Approved Replacement Notice, once given, will be irrevocable.

  (d)
  If Westpac gives an Approved Replacement Notice to holders of the Securities in accordance with the provisions described in Section 3.14(a), then with effect on and from the date specified in the Approved Replacement Notice:

  (i)
  the Approved Successor will assume all of the obligations of, and succeed to, and be substituted for, and may exercise every right and power of, Westpac in respect of the Securities with the same effect as if the Approved Successor had been the original issuer of the Securities;

    (ii)
    Westpac (or any corporation which has previously assumed the obligations of Westpac) will be released from its liability in respect of the Securities; and

    (iii)
    references to Westpac herein will be deemed to be references to the Approved Successor and references to Ordinary Shares herein will be deemed to be references to Approved Successor Shares.

  (e)
  If Westpac gives an Approved Replacement Notice in accordance with the provisions described in Section 3.14(a), then each holder of the Securities by its purchase or holding of a Security will be deemed to have irrevocably consented to becoming a member of the Approved Successor in respect of Approved Successor Shares issued on Conversion and to have agreed to be bound by the constitution or other organizational documents of the Approved Successor.

  (f)
  Westpac will not be permitted to issue an Approved Replacement Notice unless:

  (i)
  APRA is satisfied that the capital position of Westpac on a "Level 1 basis" and "Level 2 basis" in accordance with the Prudential Standards will not be adversely affected by the Replacement; or

  (ii)
  the Approved Successor or another entity which is not a Related Entity of Westpac (other than an entity which is a direct or indirect parent entity of Westpac) and is approved by APRA subscribes for Ordinary Shares or other capital instruments acceptable to APRA in such amount as may be necessary, or takes other steps acceptable to APRA to ensure that the capital position of Westpac on a "Level 1 basis" and "Level 2 basis" in accordance with the Prudential Standards will not be adversely affected by the Replacement, including, if required by APRA or the Prudential Standards, undertaking any capital injection in relation to Westpac to replace the Securities.

      Any capital injection carried out pursuant to the provisions described in Section 3.14(f)(ii) must:

      (A)
      be unconditional;

      (B)
      occur simultaneously with the substitution of the Approved Successor; and

      (C)
      be of equal or better quality capital and at least the same amount as the Securities, unless otherwise approved by APRA in writing.

        The foregoing provisions described in this Section 3.14 will not prevent Westpac from proposing, or limit, any scheme of arrangement or other similar proposal that may be put to holders of the Securities or Westpac's members.

  (Section 6.14 of the indenture.)

3.15 Power of Attorney

        The indenture provides that by holding a Security, each such holder is deemed to irrevocably appoint each of Westpac, its directors or authorized signatories and any of Westpac's liquidators or administrators (each an Attorney) severally to be the attorney of such holder of the Securities with power in the name and on behalf of such holder of the Securities to sign all documents and transfers and do any other thing as may in the Attorney's opinion be necessary or desirable to be done in order to give effect to, or for such holder of the Securities to observe or perform such holder's obligations under the provisions described in Sections 2 and 3.

        Such power of attorney is given for valuable consideration and to secure the performance by such holder of such holder's obligations under the provisions described in Sections 2 and 3 and is irrevocable.

        (Section 6.15 of the indenture.)

3.16 Cancellation

        The indenture provides that all of the Securities so Converted or Written-off will forthwith be canceled and may not be re-issued or resold.

        (Section 6.16 of the indenture.)

3.17 Calculations

        For the avoidance of doubt, any and all calculations relating to the Conversion or Write-off of the Securities and any adjustments thereto shall be performed by, or on behalf of, Westpac and the holders shall direct any questions or concerns regarding such calculations to Westpac or such other persons performing such calculations or adjustments. In no event shall the Trustee be required to perform such calculations unless otherwise agreed.

        (Section 6.17 of the indenture.)

4.     Definitions

        In this "Description of the Securities", the following expressions have the following meanings:

        "Additional Tier 1 Capital" has the meaning given to it in the Prudential Standards.

        "Administrative Action" has the meaning set out in "—Redemption of the Securities—Redemption for Taxation Reasons."

        "Adverse Tax Event" has the meaning set out in "—Redemption of the Securities—Redemption for Taxation Reasons."

        "Approved Replacement Notice" has the meaning set out in Section 3.14(a) of "—Additional Provisions Applicable to the Securities".

        "Approved Successor" means a company that replaces, or is proposed to replace, Westpac as the ultimate parent company of the Group and that satisfies the following requirements:

  (a)
  the proposed successor company complies with all applicable legal requirements and obtains any necessary regulatory approvals (including, to the extent required, APRA's prior written approval);

  (b)
  the proposed successor company agrees to take any necessary action to give effect to an amendment to the terms of the indenture as described in Section 3.14 of "—Additional Provisions Applicable to the Securities";

  (c)
  the ordinary shares of the proposed successor company are to be listed on ASX or any internationally recognized stock exchange;

  (d)
  the proposed successor company has a place of business in New South Wales, Australia or has appointed a process agent in New South Wales, Australia to receive service of process on its behalf in relation to any legal proceedings arising out of or in connection with the Securities;

  (e)
  the proposed successor company has, in the reasonable opinion of an independent expert, the financial capacity to perform Westpac's obligations under the indenture in respect of the Securities; and

  (f)
  the proposed replacement of Westpac and the requirements described in paragraphs (a) to (c) of this definition would not, in the reasonable opinion of an independent expert, otherwise adversely affect the interests of holders of the Securities, and, for the purposes of this definition, "independent expert" means a reputable investment bank operating in Australia or an investment bank of international repute acting independently of Westpac and appointed by Westpac to provide the opinions referred to in paragraphs (e) and (f) of this definition.

        "APRA" means the Australian Prudential Regulation Authority or any authority succeeding to its powers or responsibilities.

        "Approved Successor Share" means a fully paid ordinary share in the capital of the Approved Successor.

        "ASX" means the Australian Securities Exchange operated by ASX Limited (ABN 98 008 624 691).

        "ASX Business Day" means a business day as defined in the ASX Listing Rules.

        "ASX Listing Rules" means the listing rules of ASX from time to time with any modifications or waivers in their application to Westpac which ASX may grant.

        "Australian Banking Act" means the Banking Act 1959 of Australia.

        "Australian Corporations Act" means the Corporations Act 2001 of Australia.

        "Australian Dollars" and "A$" mean the lawful currency of Australia.

        "Australian Tax Act" means the Income Tax Assessment Act 1936 of Australia and the Income Tax Assessment Act 1997 of Australia, or any successor acts.

        "Branch Change Notice" has the meaning set out in "—Modification of the Indenture".

        "Business Day" has the meaning given to it in the applicable prospectus supplement or term sheet.

        "Buy Back" means a transaction involving the acquisition by Westpac of its Ordinary Shares pursuant to the provisions of Part 2J of the Australian Corporations Act.

        "Capital Reduction" means a reduction in capital by Westpac of its Ordinary Shares in any way permitted by the provisions of Part 2J of the Australian Corporations Act.

        "Capital Trigger Event" has the meaning set out in Section 2.1 of "—Additional Provisions Applicable to the Securities".

        "CHESS" has the meaning set out in Section 3.10(a)(ii) of "—Additional Provisions Applicable to the Securities".

        "Clearing System Holder" means that the holder of the Securities is the operator of a clearing system or a depository, or a nominee for a depository, for a clearing system.

        "Code" has the meaning set out in "—Payment of Additional Amounts".

        "Common Equity Capital Ratio" means either or both of:

  (a)
  in respect of the Westpac Level 1 Group, the ratio of Common Equity Tier 1 Capital to risk weighted assets of the Westpac Level 1 Group; and

  (b)
  in respect of the Westpac Level 2 Group, the ratio of Common Equity Tier 1 Capital to risk weighted assets of the Westpac Level 2 Group,

in each case, as prescribed by APRA from time to time.

        "Common Equity Tier 1 Capital" has the meaning given to it in the Prudential Standards.

        "Conversion" means the conversion of all or some of the Securities (or a percentage of the Outstanding Principal Amount of each Security) into Ordinary Shares in accordance with the terms of the indenture. "Convert," "Converting" and "Converted" have corresponding meanings.

        "Conversion Date" means the applicable:

  (a)
  Trigger Event Date;

  (b)
  Optional Conversion Date; or

  (c)
  Scheduled Conversion Date.

        "Conversion Number" has the meaning set out in Section 3.1(a) of "—Additional Provisions Applicable to the Securities".

        "Cum Value" has the meaning set out in Section 3.2 of "—Additional Provisions Applicable to the Securities".

        "Denomination" has the meaning given in the applicable prospectus supplement or term sheet.

        "Dividend" means any interim, final or special dividend payable in accordance with the Australian Corporations Act and Westpac's Constitution in relation to Ordinary Shares.

        "Equal Ranking Instruments" means:

  (a)
  in the case of a dividend, distribution or payment of interest in respect of the Securities, any securities or other instruments (including Westpac Convertible Preference Shares 2012, Westpac Capital Notes, Westpac Capital Notes 2, Westpac Capital Notes 3 and Westpac Capital Notes 4) which ranks or is expressed to rank for payment of the dividend, distribution or interest equally with the Securities; and

  (b)
  in the case of redemption or repayment of, reduction of capital on, cancellation of or acquisition of the Securities, any securities or other instruments (including Westpac Convertible Preference Shares 2012, Westpac Capital Notes, Westpac Capital Notes 2, Westpac Capital Notes 3 and Westpac Capital Notes 4) which ranks or is expressed to rank equally with the Securities for repayment or a return of capital if Westpac is wound up.

        "FATCA" has the meaning set out in "—Payment of Additional Amounts".

        "FATCA Withholding" means any deduction or withholding made for or on account of FATCA.

        "Financial Claims Scheme" means the financial claims scheme established under the Australian Banking Act.

        "Foreign Holder" means a holder of the Securities (a) whose place of residence is outside Australia or (b) who Westpac otherwise believes may not be a resident of Australia.

        "Holders' Nominee" has the meaning set out in Section 3.10(b)(vii) of "—Additional Provisions Applicable to the Securities".

        "Ineligible Holder" means a holder of Securities that is prohibited or restricted by any applicable law or regulation in force in:

  (a)
  Australia (including but not limited to Chapter 6 of the Australian Corporations Act, the Foreign Acquisitions and Takeovers Act 1975 of Australia, the Financial Sector (Shareholdings) Act 1998 of Australia and Part IV of the Competition and Consumer Act 2010 of Australia);

  (b)
  New Zealand (including but not limited to the Overseas Investment Act 2005 of New Zealand, the Financial Markets Conduct Act 2013 of New Zealand and the Reserve Bank of New Zealand Act 1989 of New Zealand); or

  (c)
  any other jurisdiction in which Westpac carries on business,

from being offered, holding or acquiring Ordinary Shares (provided that if the relevant prohibition or restriction only applies to the holder in respect of some of its Securities, it shall only be treated as an Ineligible Holder in respect of those Securities and not in respect of the balance of its Securities).

        "Issue Date VWAP" means the VWAP during the period of 20 ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the issue date, as adjusted in accordance with Section 3 of "—Additional Provisions Applicable to the Securities".

        "Level 1" and "Level 2" have the meaning prescribed by APRA in the Prudential Standards.

        "Maximum Conversion Number" has the meaning set out in Section 3.1(a) of "—Additional Provisions Applicable to the Securities".

        "Non-Viability Trigger Event" has the meaning set out in Section 2.1 of "—Additional Provisions Applicable to the Securities".

        "Optional Conversion Date" has the meaning given in the applicable prospectus supplement or term sheet.

        "Ordinary Share" means a fully paid ordinary share in the capital of Westpac.

        "Outstanding Principal Amount" means in respect of any Security which is outstanding at any time, the outstanding principal amount of the Security, and for such purposes:

  (a)
  the principal amount of a Security issued at a discount or at par, but which has not been Converted or Written-off, is at any time to be taken to be equal to its Denomination;

  (b)
  if an amount is required to be determined in Australian Dollars, the Australian Dollar equivalent of the Specified Currency is to be determined on the basis of the spot rate of exchange for the sale of Australian Dollars against the purchase of such relevant Specified Currency in the Sydney foreign exchange market quoted by any leading bank selected by Westpac on the relevant calculation date. The calculation date is, at the discretion of Westpac, either the date specified in the relevant formula or the preceding day on which commercial banks and foreign exchange markets are open for business in Sydney or such other date as may be specified by Westpac in the applicable prospectus supplement; and

  (c)
  if the principal amount of a Security has from time to time been Converted or Written-off as described in Sections 2 and 3, the principal amount of the Security will be reduced by the principal amount so Converted or Written-off.

        "Payment Condition" has the meaning set out in Section 1.5 of "—Additional Provisions Applicable to the Securities".

        "Preference Share" means a notional preference share in the capital of Westpac conferring a claim in a Winding-Up that ranks equally with the Securities and which is equal to the Outstanding Principal Amount of a Security.

        "Prudential Standards" means the prudential standards and guidelines published by APRA and as applicable to Westpac from time to time.

        "Reclassification" has the meaning set out in Section 3.3(a) of "—Additional Provisions Applicable to the Securities".

        "Recognized Exchange" means a recognized stock exchange or securities market in an Organization for Economic Cooperation and Development member state.

        "Regulatory Event" has the meaning set out in "—Redemption of the Securities—Redemption for Regulatory Reasons".

        "Related Entities" means entities over which Westpac or any parent of Westpac exercises control or significant influence, as determined by APRA from time to time.

        "Relevant Securities" means a security forming part of the Tier 1 Capital of Westpac on a Level 1 basis or Level 2 basis.

        "Relevant Tax Jurisdiction" has the meaning set out in "—Payment of Additional Amounts".

        "Relevant Transaction" has the meaning set out in "—Redemption of the Securities—Redemption for Taxation Reasons".

        "Replacement" has the meaning set out in Section 3.14(a)(i) of "—Additional Provisions Applicable to the Securities".

        "Scheduled Conversion Date" has the meaning given in the applicable prospectus supplement or term sheet.

        "Senior Creditors" means all creditors of Westpac (present and future), including depositors of Westpac and all holders of Westpac's senior or subordinated debt:

  (a)
  whose claims are admitted in a Winding-Up; and

  (b)
  whose claims are not made as holders of indebtedness arising under:

  (i)
  an Equal Ranking Instrument; or

  (ii)
  an Ordinary Share.

        "Solvent Reconstruction" means a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, where the obligations of Westpac in relation to the outstanding Securities are assumed by the successor entity to which all, or substantially all, of the property, assets and undertaking of Westpac are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented.

        "Special Resolution" means:

  (a)
  a resolution passed at a meeting of holders of the Securities of a series by a majority of at least 75% of the votes validly cast by holders of the Securities of such series in person or by proxy and entitled to vote on the resolution; or

  (b)
  the written approval of holders of the Securities of a series holding at least 75% of the Securities of such series.

        "Specified Currency" has the meaning given in a prospectus supplement or a term sheet.

        "Tier 1 Capital" has the meaning given to it in the Prudential Standards.

        "Trigger Event" "has the meaning set out in Section 2.1 of "—Additional Provisions Applicable to the Securities".

        "Trigger Event Date" means the date on which Conversion or Write-off occurred as a result of a Capital Trigger Event or a Non-Viability Trigger Event, as applicable.

        "VWAP" means, subject to any adjustments under the provisions described in Section 3 of "—Additional Provisions Applicable to the Securities", the average of the daily volume weighted average sale prices (such average and each such daily average sale price being expressed in Australian Dollars and cents and rounded to the nearest full cent, with A$0.005 being rounded upwards) of Ordinary Shares sold on ASX during the relevant period or on the relevant days but does not include any "crossing" transacted outside the "Open Session State" or any "special crossing" transacted at any time, each as defined in the ASX Market Rules or any overseas trades or trades pursuant to the exercise of options over Ordinary Shares.

        "VWAP Period" means the period of five ASX Business Days on which trading in Ordinary Shares took place immediately preceding (but not including) the Conversion Date.

        "Westpac Convertible Preference Shares 2012" means the convertible preference shares issued by Westpac under a prospectus dated February 24, 2012.

        "Westpac Capital Notes" means the notes issued by Westpac under a prospectus dated February 7, 2013.

        "Westpac Capital Notes 2" means the notes issued by Westpac under a prospectus dated May 15, 2014.

        "Westpac Capital Notes 3" means the notes issued by Westpac, acting through its London Branch, under a prospectus dated August 6, 2015.

        "Westpac Capital Notes 4" means the notes issued by Westpac under a prospectus dated May 26, 2016.

        "Westpac Level 1 Group" means either:

  (a)
  Westpac; or

  (b)
  the "extended licensed entity" which is comprised of Westpac and each subsidiary of Westpac as specified in any approval granted by APRA in accordance with the Prudential Standards.

        "Westpac Level 2 Group" means Westpac and each subsidiary that is recognized by APRA as part of Westpac's Level 2 Group in accordance with the Prudential Standards.

        "Winding-Up" means the legal procedure for the liquidation of Westpac commenced when:

  (a)
  a court order is made for the winding-up of Westpac; or

  (b)
  an effective resolution is passed or deemed to have been passed by members for the winding-up of Westpac,

other than in connection with a Solvent Reconstruction.

        "Write-off" has the meaning set out in Section 2.4(c). "Written-off" has a corresponding meaning.

DESCRIPTION OF ORDINARY SHARES

Share Capital

        As at August 31, 2017, Westpac had 3,394,364,279 Ordinary Shares on issue.

Description of the Type and Class of Securities Admitted

        The Ordinary Shares were created under Australian legislation. The Ordinary Shares are currently listed on ASX and the New Zealand Exchange, and American Depository Shares representing Ordinary Shares are currently listed on the New York Stock Exchange. Westpac will use all reasonable endeavors to list the Ordinary Shares issued on Conversion of the Securities on ASX.

Form and Currency of the Ordinary Shares

        The Ordinary Shares are denominated in A$. The Ordinary Shares are in uncertificated, registered form.

Rights Attaching to the Ordinary Shares

        Westpac was registered on August 23, 2002 as a public company limited by shares under the Australian Corporations Act. Westpac's constitution was most recently amended at the general meeting held on December 13, 2012. The rights attaching to Westpac's Ordinary Shares are set out in the Australian Corporations Act and its constitution, and include:

  Profits and Dividends

        Holders of Ordinary Shares are entitled to receive such Dividends as may be determined by Westpac's Directors from time to time. Dividends that are paid but not claimed may be invested by our Directors for the benefit of Westpac until required to be dealt with in accordance with any law relating to unclaimed monies.

        Our constitution requires that Dividends be paid out of our profits. In addition, under the Australian Corporations Act, Westpac must not pay a Dividend unless our assets exceed our liabilities immediately before the Dividend is declared and the excess is sufficient for payment of the Dividend. In addition, the payment must be fair and reasonable to the Westpac's shareholders and must not materially prejudice Westpac's ability to pay its creditors.

        Subject to the Australian Corporations Act, the constitution, the rights of persons (if any) entitled to shares with special rights to Dividend and any contrary terms of issue of or applying to any shares, our Directors may determine that a Dividend is payable, fix the amount and the time for payment and authorize the payment or crediting by Westpac to, or at the direction of, each shareholder entitled to that Dividend.

        If any Dividends are returned unclaimed, we are generally obliged, under the Australian Banking Act, to hold those amounts as unclaimed monies for a period of three years. If at the end of that period the monies remain unclaimed by the shareholder concerned, we must submit an annual unclaimed money return to the Australian Securities and Investment Commission by March 31 each year containing the unclaimed money as at December 31 of the previous year. Upon such payment being made, we are discharged from further liability in respect of that amount.

        Westpac's Directors may, before paying any Dividend, set aside out of our profits such sums as they think proper as reserves, to be applied, at the discretion of our Directors, for any purpose for which the profits may be properly applied. Westpac's Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as Dividends without transferring those profits to a reserve.

        The following restrictions apply to our ability to declare and/or pay Dividends:

  (a)
  if the payment of the Dividend would breach or cause a breach by Westpac of applicable capital adequacy or other supervisory requirements of APRA. Currently, one such requirement is that a Dividend should not be paid without APRA's prior consent if payment of that Dividend, after taking into account all other dividends (if any) paid on our shares and payments on more senior capital instruments, in the preceding 12 consecutive months to which they relate, would cause the aggregate of such dividend payments to exceed our after tax earnings for the preceding 12 consecutive months, as reflected in our relevant audited consolidated financial statements. Restrictions on the distribution of earnings, including payment of Dividends, discretionary bonuses and Additional Tier 1 Capital distributions, also apply when capital ratios fall within APRA's capital conservation buffer range;

  (b)
  if, under the Australian Banking Act, Westpac is directed by APRA not to pay a Dividend;

  (c)
  if the declaration or payment of the Dividend would result in Westpac becoming insolvent; and

  (d)
  if any interest payment, Dividend, redemption payment or other distribution on certain Additional Tier 1 Capital securities issued by the Group is not paid in accordance with the terms of those securities, we may be restricted from declaring and/or paying Dividends on Ordinary Shares (and dividends on certain Additional Tier 1 Capital securities). This restriction is subject to a number of exceptions.

  Voting rights

        Holders of our fully paid Ordinary Shares have, at general meetings (including special general meetings), one vote on a show of hands and, upon a poll, one vote for each fully paid share held by them.

  Winding-Up

        Subject to any preferential entitlement of holders of preference shares on issue at the relevant time, holders of our Ordinary Shares are entitled to share equally in any surplus assets if we are wound up.

 TAXATION

United States Taxation

        The following is a general discussion of the material US federal income tax considerations relating to the purchase, ownership and disposition of the Securities by US Holders (as defined below) who purchase the Securities in an offering of the Securities at their issue price (generally the first price at which a substantial amount of the Securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and hold the Securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to US Holders in light of their particular circumstances or to US Holders subject to special rules under US federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, US Holders that own (or are deemed to own) 10% or more (by voting power) of our stock, certain former citizens or residents of the US, US Holders who hold the Securities as part of a "straddle", "hedging", "conversion" or other integrated transaction, US Holders who mark their securities to market for US federal income tax purposes or US Holders whose functional currency is not the US dollar. In addition, this discussion does not address the effect of any state, local or non-US tax laws or any US federal estate, gift or alternative minimum tax considerations.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder, administrative and judicial pronouncements and the tax treaty between the United States and Australia, as amended, which we refer to as the Tax Treaty, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the US federal income tax considerations relating to the purchase, ownership or disposition of a Security with a scheduled Conversion, a Security where we have the option to Convert such Security into Ordinary Shares, a Security that is issued with an issue price that exceeds such Security's principal amount or a Security where the amount of principal and/or interest scheduled to be paid is determined by reference to one or more commodities, derivatives, securities or indices or any currency or currencies other than the currency in which the Security is denominated, and a general discussion of any materially different US federal income tax considerations relating to any such particular Security will be included in the applicable prospectus supplement or term sheet.

        For purposes of this discussion, the term "US Holder" means a beneficial owner of a Security that is, for US federal income tax purposes, (i) an individual citizen or resident of the US, (ii) a corporation created or organized in or under the laws of the US or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to US federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the US is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If an entity treated as a partnership for US federal income tax purposes invests in a Security, the US federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the US federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a Security.

        Except as described below under "—Passive Foreign Investment Company Considerations", this discussion assumes that we are not and will not be a passive foreign investment company for US federal income tax purposes.

        Prospective purchasers are advised to consult their own tax advisors as to the US federal income and other tax considerations relating to the purchase, ownership and disposition of the Securities in light of their particular circumstances, as well as the effect of any state, local or non-US tax laws.

  Classification of the Securities

        The determination of whether a security should be classified as indebtedness or equity for US federal income tax purposes requires a judgment based on all the relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the US federal income tax treatment of securities similar to the Securities. It is therefore unclear whether the Securities should be treated as indebtedness or equity for US federal income tax purposes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the date hereof, the Securities should be treated as equity for US federal income tax purposes. This classification will be binding on a US Holder, unless the US Holder expressly discloses that it is adopting a contrary position on its income tax return. However, this treatment is not binding on the US Internal Revenue Service, which we refer to as the IRS, and it is possible that a Security could be treated as indebtedness for US federal income tax purposes. If a Security were so treated, the material US federal income tax considerations for US Holders would be materially different than as described below. Each US Holder should consult its own tax advisor regarding the US federal income tax considerations relating to the purchase, ownership and disposition of the Securities if the Securities are treated as indebtedness for US federal income tax purposes. The remainder of this discussion assumes the Securities will be treated as equity for US federal income tax purposes.

  Interest Payments on the Securities

        Payments of interest on the Securities will be treated as distributions paid with respect to our stock. A US Holder that receives a distribution of cash with respect to a Security generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any non-US tax withheld from such distribution) to the extent of our current or accumulated earnings and profits (as determined for US federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of such US Holder's adjusted tax basis in such Security and then as gain (which will be treated in the manner described below under "—Sale, Exchange, Redemption, Write-off or Other Disposition of the Securities"). We have not maintained and do not plan to maintain calculations of earnings and profits for US federal income tax purposes. As a result, a US Holder may need to include the entire amount of any such distribution in income as a dividend.

        The amount of any distribution on a Security made in non-US currency is the US dollar value of the distribution translated at the spot rate of exchange on the date such distribution is received by or for the account of the US Holder. Such US Holder generally will have a basis in such non-US currency equal to the US dollar value of such non-US currency on the date of such receipt. Any gain or loss on a conversion or other disposition of such non-US currency by such US Holder generally will be treated as ordinary income or loss from sources within the United States.

        A distribution on a Security that is treated as a dividend generally will constitute income from sources outside the United States and generally will be categorized for US foreign tax credit purposes as "passive category income" or, in the case of some US Holders, as "general category income". Such distribution will not be eligible for the "dividends received" deduction generally allowed to corporate shareholders with respect to dividends received from US corporations. A US Holder may be eligible to elect to claim a US foreign tax credit against its US federal income tax liability, subject to applicable limitations and holding period requirements, for any non-US tax withheld from any such distribution. A US Holder that does not elect to claim a US foreign tax credit for non-US income tax withheld may instead claim a deduction for such withheld tax, but only for a taxable year in which the US Holder elects to do so with respect to all non-US income taxes paid or accrued by such US Holder in such taxable year. The rules relating to US foreign tax credits are very complex, and each US Holder should consult its own tax advisor regarding the application of such rules.

        Dividends received by an individual (or certain other non-corporate US holders) from a "qualified foreign corporation" generally qualify for preferential rates of tax so long as (i) the distributing corporation is not a passive foreign investment company during the taxable year in which the dividend is paid or the preceding taxable year and (ii) certain holding period and other requirements are met. A non-US corporation generally will be considered to be a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that the US Treasury Department determines is satisfactory for purposes of this provision and that includes an exchange of information program. The Tax Treaty, as currently in effect, meets these requirements. We believe that we are currently eligible for the benefits of the Tax Treaty, but no assurance can be given that we will be so eligible at all times. In addition, as described below under "—Passive Foreign Investment Company Considerations", we believe that we were not in our taxable year ending in 2016, and we do not currently expect to become, a passive foreign investment company, but no assurance can be given that we will not be a passive foreign investment company in any year. The IRS may disagree with our conclusions regarding any of the foregoing. Therefore, no assurance can be given that a distribution on a Security held by a US Holder will qualify for such preferential rates. If such preferential rates are applicable, special rules apply for purposes of determining the recipient's investment income (which may limit deductions for investment interest) and foreign income (which may affect the amount of US foreign tax credit). In addition, if a distribution received by an individual to which the preferential rates of tax noted above apply is an "extraordinary dividend" within the meaning of section 1059 of the Code, any loss recognized by such individual on a subsequent disposition of a Security will be treated as long-term capital loss to the extent of such "extraordinary dividend", irrespective of such US Holder's holding period for such Security. Each US Holder that is a non-corporate taxpayer should consult its own tax advisor regarding the possible applicability of these preferential rates of tax and the related restrictions and special rules.

  Sale, Exchange, Redemption, Write-off or Other Disposition of the Securities

        A US Holder generally will recognize gain or loss for US federal income tax purposes upon the sale, exchange or other disposition of a Security (other than Conversion into Ordinary Shares as described below under "—Conversion of the Securities into Ordinary Shares") in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such US Holder's adjusted tax basis in such Security, except to the extent that any cash received in a redemption that is treated as a sale or exchange is attributable to any unpaid interest on the Security for the period from and including the most recent interest payment date to but excluding the date of redemption, which might be treated as a distribution paid with respect to our stock, with the consequences described above under "—Interest Payments on the Securities". Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such US Holder has held such Security for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate US Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be from sources within the United States.

        A Write-off in full of a Security generally will be treated as a sale, exchange or other disposition of such Security. It is unclear how a partial Write-off of a Security should be treated for US federal income tax purposes, and each US Holder should consult its own tax advisor regarding the US federal income tax consequences of a partial Write-off.

        Depending on the circumstances, a redemption of a Security may either be (i) a sale or exchange or (ii) a distribution paid with respect to our stock. In general, a redemption of a Security will be treated as a sale or exchange if it:

  •
  is "not essentially equivalent to a dividend" with respect to a US Holder under section 302(b)(1) of the Code;

  •
  is a "substantially disproportionate" redemption with respect to a US Holder under section 302(b)(2) of the Code;

  •
  results in a "complete redemption" of a US Holder's interest in our stock under section 302(b)(3) of the Code; or

  •
  is a redemption of stock held by a non-corporate US Holder that results in our partial liquidation under section 302(b)(4) of the Code.

        In determining whether any of these tests has been met, a US Holder must take into account not only the Securities and other of our equity interests that the US Holder actually owns, but also the Securities and other of our equity interests that the US Holder constructively owns within the meaning of section 318 of the Code. If a redemption does not meet at least one of these tests, it generally will be treated as a distribution paid with respect to our stock, with the consequences described above under "—Interest Payments on the Securities". Each US Holder should consult its own tax advisor regarding the US federal income tax consequences of a redemption of a Security, including the treatment of adjusted tax basis where the redemption is treated as a distribution.

        A US Holder that receives non-US currency from the sale, exchange or other disposition of a Security generally will realize an amount equal to the US dollar value of such non-US currency translated at the spot rate of exchange on the settlement date of such sale, exchange or other disposition if (i) such US Holder is a cash basis or electing accrual basis taxpayer and the Security is treated as being "traded on an established securities market" or (ii) such settlement date is also the date of such sale, exchange or other disposition. Such US Holder generally will have a basis in such non-US currency equal to the US dollar value of such non-US currency on the settlement date. Any gain or loss on a Conversion or other disposition of such non-US currency by such US Holder generally will be treated as ordinary income or loss from sources within the United States. Each US Holder should consult its own tax advisor regarding the US federal income tax consequences of receiving non-US currency from the sale, exchange or other disposition of a Security in cases not described in the first sentence of this paragraph.

  Passive Foreign Investment Company Considerations

        In general, a corporation organized outside the United States will be treated as a passive foreign investment company, which we refer to as PFIC, in any taxable year in which either (i) at least 75% of its gross income is "passive income" or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. We believe that we were not in our taxable year ending in 2016, and we do not currently expect to become, a PFIC for US federal income tax purposes. However, because this determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, such as the value of our assets (including goodwill) and the amount and type of our income, there can be no assurance that we will not be a PFIC in any taxable year or that the IRS will agree with our conclusion regarding its PFIC status in any taxable year.

        If we are a PFIC in any taxable year, US Holders could suffer adverse consequences, including the possible characterization of any gain from the sale, exchange or other disposition of a Security as ordinary income (rather than capital gain) and an interest charge on a portion of the resulting tax liability. Each US Holder should consult its own tax advisor regarding the US federal income tax consequences if we are a PFIC during its holding period for the Securities.

  Conversion of the Securities into Ordinary Shares

        If a Security is Converted and a US Holder receives solely Ordinary Shares, such US Holder generally will not recognize any income, gain or loss upon such Conversion. A US Holder's tax basis in Ordinary Shares received upon Conversion of a Security generally will be the same as such US Holder's adjusted tax basis in such Security at the time of Conversion, and the holding period for Ordinary Shares so received generally will include the holding period of the Security Converted.

        Under certain circumstances, in connection with a Conversion, we may issue Ordinary Shares to the Holders' Nominee and those Ordinary Shares would be sold by the Holders' Nominee for the benefit of the applicable US Holder. Such a sale should be treated for US federal income tax purposes as a sale of such Ordinary Shares by such US Holder. See "—Sale, Exchange, Redemption, Write-off or Other Disposition of the Securities."

  Ordinary Shares

        The material US federal income tax considerations relating to the ownership and disposition of Ordinary Shares received in a Conversion would generally be the same as the material US federal income tax considerations relating to the ownership and disposition of the Securities described herein.

  Medicare Tax

        In addition to regular US federal income tax, certain US Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income", which may include all or a portion of their income arising from a distribution with respect to a Security and net gain from the sale, exchange, redemption or other disposition of a Security.

  Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and the proceeds of sales by, certain non-corporate US Holders. A US Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a US Holder's US federal income tax liability, provided the required information is timely furnished by such US Holder to the IRS.

  Disclosure Requirements for Certain Holders Recognizing Significant Losses

        A US Holder that participates in any "reportable transaction" (as defined in the Treasury Regulations) must attach to its US federal income tax return a disclosure statement on IRS Form 8886. Each US Holder should consult its own tax advisor regarding the possible obligation to file IRS Form 8886 reporting foreign currency loss arising from the Securities or any amounts received with respect to the Securities.

  Disclosure Requirements for Specified Foreign Financial Assets

        Individual US Holders (and certain US entities specified in US Treasury Department guidance) who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their US federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. "Specified foreign financial asset" generally includes any financial account maintained with a non-US financial institution and may also include the Securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of US federal income taxes may be extended, in the event of a failure to comply. Each US Holder should consult its own tax advisor regarding the possible application of this filing requirement.

FATCA Withholding

        It is possible that, in order to comply with FATCA, we (or, if the Securities or the Ordinary Shares are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from holders or beneficial owners of the Securities or the Ordinary Shares, which information may be provided to the IRS, and (ii) to withhold US tax on some portion of payments made after December 31, 2018 with respect to the Securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).

        If we or any other person are required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the Securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares, holders and beneficial owners of the Securities, and the holders and beneficial owners of the Ordinary Shares issued upon any Conversion, will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the Securities, any Conversion and the Ordinary Shares remains uncertain. Each holder and beneficial owner should consult its own tax advisor regarding the application of FATCA to the Securities, any Conversion and the Ordinary Shares.

Australian Taxation

        THE FOLLOWING IS A GENERAL SUMMARY OF THE AUSTRALIAN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSAL OF THE SECURITIES BY NON-AUSTRALIAN RESIDENT HOLDERS. THIS SUMMARY IS NOT EXHAUSTIVE AND DOES NOT CONSIDER ALL AUSTRALIAN TAX CONSEQUENCES RELATING TO THE SECURITIES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. IN PARTICULAR, WITHOUT LIMITATION, IT DOES NOT ADDRESS THE TAX CONSEQUENCES WHICH MAY ARISE FOR NON-AUSTRALIAN RESIDENT HOLDERS WHO ACQUIRE THEIR SECURITIES OR THE ORDINARY SHARES (OR AN INTEREST IN THE SECURITIES OR THE ORDINARY SHARES) OTHERWISE THAN UNDER THE OFFERING OF THE SECURITIES UNDER THIS PROSPECTUS, WHO HOLD THE SECURITIES ON REVENUE ACCOUNT OR AS TRADING STOCK, OR WHO ARE SUBJECT TO THE 'TAXATION OF FINANCIAL ARRANGEMENTS' PROVISIONS IN DIVISION 230 OF THE INCOME TAX ASSESSMENT ACT 1997 (1997 ACT) IN RELATION TO THEIR HOLDING OF THE SECURITIES OR ORDINARY SHARES. IN ADDITION, THIS SUMMARY DOES NOT RELATE TO HOLDERS WHO ARE RESIDENT IN AUSTRALIA FOR AUSTRALIAN INCOME TAX PURPOSES OR WHO CARRY ON BUSINESS IN AUSTRALIA THROUGH A PERMANENT ESTABLISHMENT IN AUSTRALIA. ALL PROSPECTIVE INVESTORS ARE ADVISED TO OBTAIN ADVICE RELEVANT TO THEIR OWN CIRCUMSTANCES.

        THIS SUMMARY IS BASED ON THE RELEVANT AUSTRALIAN TAX LAWS AS AT THE DATE OF THIS PROSPECTUS WHICH MAY BE SUBJECT TO CHANGE, SOMETIMES WITH RETROSPECTIVE EFFECT. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. THIS SUMMARY ASSUMES THAT THE SECURITIES AND THE ORDINARY SHARES WILL BE ISSUED AND HELD IN ACCORDANCE WITH THIS PROSPECTUS AND THEIR TERMS OF ISSUE.

  Tax Treatment of Interest Payments

        The Securities should be "non-share equity interests" for the purposes of Australian taxation law.

        Westpac proposes to issue the Securities in a manner that will satisfy the requirements of section 215-10 of the 1997 Act. On the basis that the issue of the Securities will satisfy the requirements of section 215-10 of the 1997 Act, payments of interest on the Securities to non-Australian resident holders will not be subject to Australian interest or dividend withholding tax, nor will Westpac be required to frank payments of interest on the Securities.

        If interest payments on the Securities do become subject to Australian withholding tax in the future, Westpac will, subject to certain exceptions and limitations, be required to pay additional amounts to ensure that the net amount received by holders after such withholding will equal the amount the holders would have received had there been no such withholding.

        Non-Australian resident holders that have never held their Securities in the course of carrying on business at or through a permanent establishment within Australia should also generally not be subject to Australian ordinary income tax on interest paid on the Securities.

  Potential Withholding for Failure to Provide Australian Tax File Number ("TFN") / Australian Business Number ("ABN")

        Westpac could be required to deduct a form of "back-up" withholding tax from payments of interest in respect of the Securities, at the rate specified in the Taxation Administration Regulations 1976 of Australia (currently 47%), and remit such amounts to the Australian Taxation Office, unless a Tax File Number or an Australian Business Number has been quoted by a holder, or a relevant exemption applies and has been notified to Westpac. While the Securities are registered in the name of a securities depository, these withholding requirements are applicable to that securities depository as the holder.

        Westpac will be obliged to pay additional amounts on account of such taxes deducted or withheld on payments made in respect of the Securities unless Westpac has requested the holder (which may be a securities depository) to provide to Westpac information, such as that described below, by which the holder could have lawfully avoided such deduction or withholding and the holder has failed to do so.

        Non-Australian resident holders (which may be a securities depository) may notify an exemption from this withholding by having (among other persons) their public officer, a director or secretary, or an employee authorized by one of those officers, notify Westpac of:

  •
  the holder's name and address; and

  •
  the reason why the holder is not obliged to lodge an Australian tax return in respect of the year of income (this may be because the holder has not derived any Australian-sourced income, nor made any capital gains that are subject to tax in Australia, and does not carry on business through a permanent establishment in Australia).

  Disposal (Including Redemption) of the Securities

        Under the Australian capital gains tax provisions, any capital gain or capital loss made by a non-Australian resident holder of the Securities from the disposal of their Securities is likely to be disregarded on the basis that the Securities are not likely to be "taxable Australian property" at the time of disposal, unless the Securities were used by the non-resident in carrying on business through a permanent establishment in Australia. Any non-Australian resident holders who held their Securities in the course of carrying on a business in Australia should obtain specific advice in respect of the potential consequences of a disposal of their Securities in their particular circumstances.

        Non Australian residents that have never held their Securities in the course of carrying on business at or through a permanent establishment within Australia will not be subject to Australian ordinary income tax on gains realized by them on the sale or redemption of the Securities provided that such gains do not have an Australian source. A gain arising on the sale of the Securities by a non-Australian resident to another non-Australian resident where the Securities are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not generally be regarded as having an Australian source. A gain arising on the redemption of the Securities by a foreign branch of an Australian resident where the Securities were acquired outside Australia would not generally be expected to have an Australian source.

  Conversion of the Securities

        Any gain or loss made by a holder on Conversion of the Securities will be disregarded for the purposes of Australian taxation law.

  Ordinary Shares Acquired on Conversion

        In broad terms, distributions on Ordinary Shares may be "franked" to the extent that the distributions have been paid out of Westpac profits that have borne tax in Australia at the Australian corporate tax rate. To the extent that dividends paid to non-Australian resident holders, who do not hold their Ordinary Shares through a permanent establishment in Australia, are franked, the franked part of those distributions will not be subject to Australian dividend withholding tax or Australian ordinary income tax. An unfranked distribution will also be exempt from dividend withholding tax and Australian ordinary income tax to the extent that it is declared to be "conduit foreign income".

        The unfranked portion of any distribution that is not the subject of a conduit foreign income declaration will be subject to Australian dividend withholding tax at the rate of 30%, unless the rate is reduced under an applicable tax treaty.

        If a holder of Ordinary Shares is resident in the United States for the purposes of the Tax Treaty, and is entitled to the benefits conferred under that treaty, the rate of Australian dividend withholding tax on unfranked distributions on Ordinary Shares will generally be reduced to 15%, unless the holder was also a company which holds at least a 10% voting interest in Westpac, in which case the rate of withholding tax would be reduced to 5%.

        The circumstances in which a holder would be liable for Australian income tax, including under the capital gains provisions, on a disposal of the Ordinary Shares are broadly the same as those described above in relation to a disposal of Securities.

  Garnishee Directions

        The Commissioner of Taxation for Australia may give a direction under section 255 of the Income Tax Assessment Act 1936 of Australia or section 260-5 of Schedule 1 to the Tax Administration Act 1953 of Australia or any similar provision requiring Westpac to deduct or withhold from any payment to any other party (including any holder of the Securities or Ordinary Shares) any amount in respect of tax payable by that other party. If Westpac is served with such a direction, Westpac intends to comply with that direction and make any deduction or withholding required by that direction.

  Goods and Services Tax ("GST")

        No GST will be payable by a holder on the acquisition of the Securities or on a sale, Conversion or redemption of the Securities. No GST will be payable by holders on the acquisition or sale of Ordinary Shares.

  Other Taxes

        No Australian stamp duty will be payable on the issue of the Securities, or on a sale, Conversion or redemption of the Securities. No Australian stamp duty will be payable on the acquisition or sale of Ordinary Shares.

        Under current Australian law, there are no gift, estate or other inheritance taxes or duties.

PLAN OF DISTRIBUTION

        We may sell the Securities and Ordinary Shares from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities:

  •
  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet;

  •
  Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment; and

  •
  Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities:

  •
  We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities;

  •
  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet;

  •
  The underwriters will use the applicable prospectus supplement or term sheet to sell the securities; and

  •
  The underwriters will initially offer and sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as "qualified institutional buyers" as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.

        We may use a dealer to sell the securities:

  •
  If we use a dealer, we, as principal, will sell the securities to the dealer;

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities; and

  •
  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as "qualified institutional buyers" as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts:

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts;

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet; and

  •
  We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at (212) 551-1800.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the Securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the financial year ended September 30, 2016;

  •
  the information contained in Exhibit 1 (2016 Pillar 3 Report) to our report on Form 6-K dated November 8, 2016;

  •
  the information contained in Exhibit 1 (Pillar 3 Report) to our report on Form 6-K dated February 21, 2017;

  •
  the information contained in our report on Form 6-K dated March 14, 2017, excluding the information set forth in Exhibit 1 thereto;

  •
  the information contained in Exhibit 1 (Pillar 3 Report) to our report on Form 6-K dated May 9, 2017;

  •
  the information contained in Exhibit 1 (2017 Interim Financial Results) to our report on Form 6-K dated May 9, 2017, excluding the information set forth in "Auditor's Independence

    Declaration" on page 73 and the "Independent auditor's review report to the members of Westpac Banking Corporation" on page 109 of such Exhibit thereto;

  •
  the information contained in our report on Form 6-K dated May 22, 2017, excluding the information set forth in Exhibits 1 and 2 thereto;

  •
  the information contained in our report on Form 6-K dated June 20, 2017, excluding the information set forth in Exhibit 1 thereto;

  •
  the information contained in Exhibit 1 (Pillar 3 Report) to our report on Form 6-K dated August 21, 2017; and

  •
  the information contained in our report on Form 6-K dated August 22, 2017, excluding the information set forth in Exhibit 1 thereto.

        We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

        Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 20, Westpac Place, 275 Kent Street, Sydney, New South Wales 2000, Australia. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac. Those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings. Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. Westpac has appointed its New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager, as its agent upon whom process may be served in any such action.

        All of the directors and executive officers of Westpac, and the independent accountants named herein, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons. In addition, it may not be possible for holders of securities to enforce against such persons judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, King & Wood Mallesons, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

 CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac's fiscal year ends on September 30 of each year.

Financial Year	At Period End	Average Rate(1)	High	Low
2012	1.0388	1.0371	1.0806	0.9453
2013	0.9342	0.9885	1.0579	0.8901
2014	0.8737	0.9155	0.9705	0.8715
2015	0.7020	0.7781	0.8904	0.6917
2016	0.7667	0.7385	0.7817	0.6855
2017(2)	0.7980	0.7635	0.7991	0.7174

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through September 1, 2017.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES

        Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the Securities described in this prospectus with respect to New York law. King & Wood Mallesons, our Australian counsel, will pass, on our behalf, on the validity of the Securities and Ordinary Shares with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of King & Wood Mallesons on matters of Australian law.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the 2016 Form 20-F, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of Chartered Accountants Australia and New Zealand.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under "Experts" above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and the Chartered Accountants Australia and New Zealand Professional Standards Scheme (NSW) adopted by Chartered Accountants Australia and New Zealand on October 8, 2014 and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme. For matters occurring on or prior to October 7, 2014, the liability of PwC

Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on October 7, 2019 unless further extended or replaced.

        The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements. The extent of the limitation depends on the timing of the relevant matter and is:

  •
  in relation to matters occurring on or after October 8, 2013, a maximum liability for audit work of A$75 million; or

  •
  in relation to matters occurring on or prior to October 7, 2013, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million.

        The limitations do not apply to claims for breach of trust, fraud or dishonesty.

        In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation. Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales. These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects, including its effect in respect of the enforcement of foreign judgments.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Except as hereinafter described, there is no provision in Westpac's constitution or any contract, arrangement or statute under which any director or officer of Westpac is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.

        Under the constitution, Westpac must indemnify, unless the indemnity is forbidden or made void by statute, the directors and company secretaries of Westpac and each of its related bodies corporate (except those listed on a recognized stock exchange), each of its employees and those of its subsidiaries (except those listed on a recognized stock exchange) and each person acting as a responsible manager under an Australian financial services license of any of Westpac's wholly-owned subsidiaries against:

  •
  every liability incurred by each such person in his or her capacity as director, secretary, employee, or responsible manager (except a liability for legal costs), as the case may be; and

  •
  all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity.

        In addition, Westpac has entered into a deed of access and indemnity with each of its directors, which includes indemnification in identical terms to that provided in its constitution.

        Westpac executed a deed poll providing indemnification equivalent to that provided under the constitution as described above to:

  •
  those employees who act from time to time as responsible managers under the Australian financial services licenses of Westpac or a number of its related bodies corporate; and

  •
  employees from time to time of Westpac's related bodies corporate.

        The Group General Counsel, from time to time, in accordance with a delegated authority, approves the provision of an indemnity to certain employees of Westpac serving as directors, company secretaries, responsible managers or other approved roles of non-Westpac companies at Westpac's request. These indemnities are in terms equivalent to that provided under the constitution.

        Under the constitution, Westpac may pay or agree to pay premiums in respect of a contract of insurance which insures any person who is, or has been, a director or company secretary of Westpac or any of its related bodies corporate against liability incurred by that person in that capacity, including a liability for legal costs, unless:

  •
  Westpac is forbidden by statute to pay or agree to pay the premium; or

  •
  the contract would, if Westpac paid the premium, be made void by statute.

        Westpac from time to time arranges insurance cover in respect of the amounts which it may have to pay under the indemnities described above. The insurance policy prohibits disclosure of the premium payable and the nature of the liabilities covered.

Item 9.    Exhibits

        A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

Item 10.    Undertakings

(a)
Rule 415 Offering.

    The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. on Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (5)
    That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (6)
    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Filings Incorporating Subsequent Exchange Act Documents by Reference.

  The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
SEC Position on Indemnification for Securities Act Liabilities.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description
1.1	Form of Underwriting Agreement for offering of the Securities*
4.1	Constitution of Westpac Banking Corporation as at December 13, 2012 (incorporated herein by reference to Exhibit 1 to our Report on Form 6-K filed on December 14, 2012)+
4.2	Indenture, dated as of September 7, 2017, between Westpac Banking Corporation and The Bank of New York Mellon, as trustee
5.1	Opinion of Debevoise & Plimpton LLP
5.2	Opinion of King & Wood Mallesons
23.1	Consent of PricewaterhouseCoopers
23.3	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)
23.4	Consent of King & Wood Mallesons (included in Exhibit 5.2)
24.1	Power of Attorney
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture, dated as of September 7, 2017.

*
To be filed subsequently by post-effective amendment or by a Report on Form 6-K pursuant to item 601 of Regulation S-K

+
Previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Act, Westpac Banking Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on September 7, 2017.

WESTPAC BANKING CORPORATION
By:	/s/ SEAN CRELLIN Sean Crellin Director—Corporate, Legal and Secretariat

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Lindsay Maxsted	Chairman	September 7, 2017
* Ewen Crouch	Director	September 7, 2017
* Alison Deans	Director	September 7, 2017
* Craig Dunn	Director	September 7, 2017
* Robert Elstone	Director	September 7, 2017
* Peter Hawkins	Director	September 7, 2017
* Peter Marriott	Director	September 7, 2017

Name		Title	Date

* Brian Hartzer		Managing Director and Chief Executive Officer (Principal Executive Officer)	September 7, 2017
* Peter King		Chief Financial Officer (Principal Financial Officer)	September 7, 2017
* David Lees		Deputy Chief Financial Officer (Principal Accounting Officer)	September 7, 2017
* Sean Crellin		Authorized Representative in the United States	September 7, 2017
*By:	/s/ SEAN CRELLIN Attorney-in-fact		September 7, 2017